Exhibit 10.1

Execution Version

CLASS A COMMON STOCK PURCHASE AGREEMENT

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TABLE OF CONTENTS

(continued)

5.	Conditions to Obligations of the Parties at Closing		12
	5.1	Stockholder Approval	12
	5.2	No Injunctions or Restraints	13

6.	Conditions to Obligations of the Purchaser at Closing		13
	6.1	Fifth Amended and Restated Certificate of Incorporation	13
	6.2	Nasdaq Listing	13
	6.3	Delivery of Shares	13
	6.4	Officer’s Certificate	13
	6.5	Representations and Warranties	13
	6.6	Performance	13
	6.7	Proceedings and Documents	13

7.	Conditions to Obligations of the Company at Closing		14
	7.1	Closing Purchase Price	14
	7.2	Director Designation	14
	7.3	Representations and Warranties	14
	7.4	Performance	14
	7.5	Proceedings and Documents	14

8.	Termination of Agreement		14
	8.1	Termination	14
	8.2	Effect of Termination	15

9.	Indemnification		15
	9.1	Indemnification by the Company	15
	9.2	Indemnification by the Purchasers	15
	9.3	Indemnification Procedure	16
	9.4	Unenforceability	16

10.	Miscellaneous		16
	10.1	Survival of Warranties	16
	10.2	Successors and Assigns	17
	10.3	Governing Law; Venue; Waiver of Trial by Jury	17
	10.4	Counterparts	17
	10.5	Title and Subtitles	17
	10.6	Notices	17
	10.7	No Finder’s Fees	18
	10.8	Fees and Expenses	18
	10.9	Amendments and Waivers	18
	10.10	Severability	18
	10.11	Delays or Omissions	18
	10.12	Entire Agreement	18
	10.13	Waiver of Conflicts	18
	10.14	No Strict Construction	18

ii

TABLE OF CONTENTS

(continued)

Exhibit A	FORM OF FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VERDE CLEAN FUELS, INC.

Exhibit B	FORM OF SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Exhibit C	FORM OF AMENDMENT NO. 1 TO EQUITY PARTICIPATION RIGHT AGREEMENT

Exhibit D	FORM OF INDEMNIFICATION AGREEMENT

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CLASS A COMMON STOCK PURCHASE AGREEMENT

THIS CLASS A COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of the 18th day of December, 2024 by and among Verde Clean Fuels, Inc., a Delaware corporation (the “Company”), and Cottonmouth Ventures LLC, a Delaware limited liability company (the “Purchaser”), and each of the Company and the Purchaser is a “Party” and collectively, the Company and Purchaser are the “Parties.”

WHEREAS, the Purchaser and the Company are parties to that certain Joint Development Agreement, dated as of February 6, 2024 (the “Joint Development Agreement”), which sets forth a pathway, subject to final approval and other conditions precedent, towards developing, constructing and operating a facility capable of converting natural gas to gasoline in Martin County, Texas;

WHEREAS, in furtherance of the transactions contemplated by the Joint Development Agreement, the Purchaser desires to purchase shares of the Company’s Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), in a private placement at a price of $4.00 per share (the “PIPE Investment”);

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has unanimously (a) approved, adopted and declared advisable this Agreement and the transactions and contemplated hereby, (b) declared that it is in the best interests of the Company and the stockholders of the Company that the Company enter into this Agreement and the other Transaction Agreements (as defined herein), and consummate the transactions contemplated hereby and thereby, including the PIPE Investment, and (c) recommended to the stockholders of the Company that they vote in favor of the approval of the PIPE Investment and the Charter Amendment; and

WHEREAS, immediately following the execution of this Agreement, the Company will seek the written consent of the holders of at least a majority of the outstanding shares (the “Requisite Stockholders”) of the Company’s Class A Common Stock and Class C common stock, par value $0.0001 per share (together with the Class A Common Stock, “Common Stock”), approving a resolution to, among other matters, approve the PIPE Investment, pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and in accordance with the Company’s Fourth Amended and Restated Certificate of Incorporation and the Company’s amended and restated bylaws (the “Bylaws”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Purchaser and the Company acknowledges and agrees as follows:

1. Purchase and Sale of Class A Common Stock.

1.1 Sale and Issuance of Class A Common Stock. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing 12,500,000 shares of Class A Common Stock at a price of $4.00 per share for an aggregate purchase price of $50,000,000 (“Purchase Price”). The 12,500,000 shares of Class A Common Stock to be issued to the Purchaser at the Closing pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”

1.2 Closing; Delivery.

(a) Closing Date. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares shall take place at a closing to be held remotely via the electronic exchange of documents and signatures, at 10:00 a.m. Eastern Time on the date that is not more than three (3) Business Days after the last of the conditions to Closing set forth in Sections 4 and 5 have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date (as defined below)), or at such other time and place as the Company and the Purchaser mutually agree upon in writing (the “Closing”).

(b) Shares Deliverable; Payment of Purchase Price. At Closing, the Company shall deliver to the Purchaser “book entry” documentation representing the Shares being purchased by the Purchaser against payment of the Purchase Price therefor by wire transfer of immediately available funds to a bank account designated in writing by the Company, no later than two Business Days prior to the Closing Date, payable to the Company.

(c) Other Deliverables at Closing by the Purchaser. At or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) a duly executed counterpart to the Second Amended and Restated Registration Rights Agreement;

(ii) a duly executed counterpart to Amendment No. 1 to the Equity Participation Right Agreement;

(iii) a duly executed counterpart to the Indemnification Agreement by the director designee; and

(iv) a certificate signed by an authorized officer of the Purchaser addressing the matters specified in Sections 7.3 and 7.4.

(d)    Other Deliverables at Closing by the Company. At or prior to the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)     a duly executed counterpart from each party thereto other than the Purchaser to the Second Amended and Restated Registration Rights Agreement;

(ii)   duly executed counterparts to Amendment No. 1 to the Equity Participation Right Agreement, including the signature of Verde Clean Fuels OpCo, LLC;

(iii) a duly executed counterpart to the Indemnification Agreement; and

(iv) certificates signed by the chief executive officer of the Company (the “CEO”) addressing the matters specified in Sections 6.5 and 6.6.

1.3 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares to fund a portion of the development and construction of certain facilities in the Permian Basin, and for other general corporate purposes.

1.4 Defined Terms Used in this Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Action” means any Proceeding, claim, demand, audit, review, inquiry, examination or investigation.

(b) “Amended and Restated Certificate” means the Fifth Amended and Restated Certificate of Incorporation of the Company, substantially in the form attached hereto as Exhibit A.

(c) “Amendment No. 1 to the Equity Participation Right Agreement” means the Amendment No. 1 to the Equity Participation Right Agreement, to be dated as of the Closing Date, substantially in the form attached hereto as Exhibit C.

(d) “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by Law to close.

(e) “Charter Amendment” means the adoption and filing of the Amended and Restated Certificate.

(f) “Closing Date” means the day on which the Closing takes place.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Confidentiality Provisions” means the confidentiality provisions set forth in Section 6 of the Equity Participation Right Agreement and Article 11 of the Joint Development Agreement.

(i) “Equity Participation Right Agreement” means the agreement entered into on February 13, 2023 by and between the Company, Cottonmouth Ventures LLC and Verde Clean Fuels OpCo, LLC.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(k) “Fraud” means (a) actual and intentional fraud with respect to the making of the representations and warranties in this Agreement by the Party making such representations and warranties, (b) with knowledge or belief that such representation is false, (c) with an intention to induce the other party to whom such representation is made to act or refrain from acting in reliance upon it, (d) causing that other Party, in reliance upon such false representation and with ignorance to the falsity of such representation to take or refrain from taking action, and (e) causing such other party to suffer damage by reason of such reliance. In no event shall Fraud include constructive fraud, equitable fraud, promissory fraud, negligent misrepresentation, recklessness, unfair dealing or similar concepts.

(l) “Governmental Authority” means the government of the United States or any foreign jurisdiction, any state, county, municipality or other governmental or quasi-governmental unit, or any agency, board, bureau, instrumentality, department or commission (including any court or other tribunal) of any of the foregoing, any supranational body (such as the European Union or United Nations), any arbitrator or arbitral body or any self-regulatory authority with similar powers (including Nasdaq).

(m) “Indemnification Agreement” means the agreement between the Company and the director designated by the Purchaser to serve as a member of the Board of Directors pursuant to the Amended and Restated Certificate, dated as of the date of the Closing, in the form of Exhibit D attached to this Agreement.

(n) “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge, following reasonable inquiry and investigation, of Ernest Miller, the CEO.

(o) “Laws” means, collectively, all federal, state, local, municipal, foreign or international (including multinational) constitutions, laws, statutes, ordinances, rules, regulations, codes, order, treaties or principles of common law, judgment or decree or other pronouncement of any Governmental Authority.

(p) “Liabilities” or, individually, “Liability” means, with respect to any Person, any debt liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested executory, determined, and whether or not the same is required to be accrued on the financial statements of such Person.

(q) “Majority Stockholder” means Bluescape Clean Fuels Holdings, LLC.

(r) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company.

(s) “Nasdaq” means The Nasdaq Stock Market.

(t) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(u) “Proceeding” means any judicial, administrative or arbitral actions, suits or proceedings, commenced, brought, conducted by or pending by, before or on behalf of any Governmental Authority, arbitrator, mediator or tribunal.

(v) “Regulation 14C” means Regulation 14C of the Exchange Act, comprised of Rules 14c-1 through 14c-7 (including Rule 14c-1101 promulgated under the Exchange Act).

(w) “Representatives” of any Person means the affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers, investment advisers and other representatives of such Person.

(x) “SEC” means the Securities and Exchange Commission.

(y) “Second Amended and Restated Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement, substantially in the form attached hereto as Exhibit B.

(z) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(aa) “Stockholder Consent” means an executed written consent delivered by the Requisite Stockholders providing all necessary approvals under the DGCL and the rules and listing standards of Nasdaq, as applicable, with respect to (i) the issuance of the Shares pursuant to this Agreement and (ii) the Charter Amendment.

(bb) “Subsidiary” has the meaning set forth in Rule 405 of the rules and regulations promulgated under the Securities Act.

(cc) “Transaction Agreements” means this Agreement, the Second Amended and Restated Registration Rights Agreement, Amendment No. 1 to the Equity Participation Right Agreement and the Indemnification Agreement.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser the following representation are true and correct as of the date hereof and are the only representations and warranties made by the Company to the Purchaser.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted. The copies of the Fourth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, as filed in the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2024, are true, correct and complete copies of such documents as in effect as of the date hereof. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it conducts business except where the failure to so qualify (or be in good standing) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.2 Capitalization.

(a) As of the date hereof and as further described in the SEC Reports (as defined below), without giving effect to the issuance of the Shares at the Closing, but after giving effect to the adoption of the Amended and Restated Certificate, the authorized capital of the Company consists of:

(i) 350,000,000 shares of Class A Common Stock, 9,549,621 shares of which are issued and outstanding. All outstanding shares of Class A Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(ii) 26,000,000 shares of Class C common stock, $0.0001 par value per share (the “Class C Common Stock”), 22,500,000 shares of which are issued and outstanding. All outstanding shares of Class C Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(iii) 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding.

(b) The Company has reserved 4,727,112 shares of Class A Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2023 Omnibus Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders. Of such reserved shares of Class A Common Stock, 20,832 shares have been reserved for issuance pursuant to outstanding restricted stock unit agreements and 3,387,638 shares have been reserved for grant pursuant to outstanding stock option agreements.

(c) The Company has reserved 15,383,263 shares of Class A Common Stock for issuance to holders of warrants to purchase Class A Common Stock.

(d) The Company has reserved 3,500,000 shares of Class C Common Stock for issuance to the Majority Stockholder if certain conditions are achieved.

(e) There are 3,234,375 shares of Class A Common Stock issued and outstanding that are subject to forfeiture unless certain conditions are achieved.

2.3 Subsidiaries. Each Subsidiary of the Company has been duly organized and is validly existing under the laws of its jurisdiction of incorporation and, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, is in good standing and is duly qualified to transact business as currently conducted in each jurisdiction in which it conducts business.

2.4 Authorization. All corporate action required to be taken by the Board of Directors and stockholders of the Company in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing, has been taken or will be taken prior to the Closing, it being understood that the Closing is conditioned upon receipt of the Stockholder Consent and compliance with the notice requirements of Regulation 14C. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing, it being understood that the Closing is conditional upon receipt of the Stockholder Consent and compliance with the notice requirements of Regulation 14C. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes, and when duly executed and delivered by the Company, the other Transaction Agreements shall constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (b) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Second Amended and Restated Registration Rights Agreement and the Indemnification Agreement may be limited by applicable federal or state securities laws.

2.5 No Conflict. The execution, delivery and performance of this Agreement and the issuance and sale of the Shares will not result in a breach or violation of any of the terms and provisions of, or constitute, or with the giving of notice or lapse of time or both, would constitute, a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to (i) their respective certificate of incorporation, limited liability company agreement, limited partnership agreement, charter, or by-laws or similar organizational documents of the Company or any of its Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties of the Company or any of its Subsidiaries is subject, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect.

2.6 Valid Issuance of Shares. Subject to receipt of the Stockholder Consent, the Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement, the offer, sale and issuance of the Shares are exempt from the registration and qualification requirements of the Securities Act and the Shares will be issued in compliance with all applicable federal and state securities laws. Neither the Company, nor any of its Subsidiaries, nor any Person acting on behalf of the Company or its Subsidiaries, has taken any action that would cause the loss of such exemption.

2.7 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, except for (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) those required by Nasdaq, (iv) the Stockholder Consent and the Information Statement (as defined below) or (v) the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the Company’s ability to comply in all material respects with its obligations under this Agreement.

2.8 Brokers’ Fees. The Company has not incurred, or made commitments for, any brokerage, finders’, investment bankers’ or similar fee or commission in connection with the transactions contemplated by this Agreement.

2.9 Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and applicable rules and regulations promulgated by the SEC thereunder in effect as of the date of this Agreement.

2.10 SEC Reports; Financial Statements. The Company has timely filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC pursuant to Section 13(a) and Section 15(d) of the Exchange Act since January 1, 2023 (collectively, as they have been amended since the time of their filing and including all exhibits and other information incorporated by reference thereto, the “SEC Reports”). As of their respective dates, or, if amended, as of the date of the filing of the last such amendment, the SEC Reports complied in all material respects with all statutes and applicable rules and regulations of the SEC, including the requirements of the Securities Act or the Exchange Act, as applicable, each as in effect on the date so filed. None of the SEC Reports contained when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the staff of the SEC (the “Staff”) with respect to any of the SEC Reports. The financial statements of the Company (including, in each case, the notes and schedules thereto) included in the SEC Reports comply in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be indicated in such financial statements or in the notes thereto and except that the unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the respective dates thereof and the results of operations, changes in stockholders’ equity and cash flows of the Company for the respective periods then ended, subject, in the case of unaudited financial statements, to normal, immaterial, year-end audit adjustments.

2.11 Litigation. Except as described or disclosed in the SEC Reports, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

2.12 Listing and Maintenance Requirements. The Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Class A Common Stock on Nasdaq or to deregister the Class A Common Stock under the Exchange Act.

2.13 No Material Adverse Effect. Since September 30, 2024, no event or circumstance has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

2.14 Compliance with Laws. Neither the Company nor any of its Subsidiaries is in violation of any Law applicable to the Company or its Subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect.

2.15 Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions.

(a) Neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers, employees or to the Knowledge of the Company, agents, each when acting for or on behalf of the Company or its Subsidiaries, have (i) paid or given (or promised to offer to pay or give, or authorize, facilitate, encourage or otherwise incite any payment or the giving or making of any promise or offer to pay or give) any money, service or other item or benefit of value, whether directly or through intermediaries, to any Public Official (as defined below), for such Public Official or any third party, in order to induce any such Public Official to take any action or make any decision, or to make any omission, or to exercise any influence with any third party, in each case for the purpose of obtaining or retaining any business or benefit for any party; or (ii) engaged in a violation of the FCPA, UK Bribery Act 2010 or any other applicable Laws related to bribery or corruption (collectively, “Anti-Corruption Laws”). As used in this Section 2.15, “Public Official” means (i) any official or agent of any national, regional, local, municipal government, or any ministry, department, agency, bureau, office or other subdivision of any thereof, including any military organization, (ii) any judge, official or agent of any court or other judicial body, (iii) any director, manager, officer, employee, representative or agent of any government owned or controlled enterprise, (iv) any official or agent of a political party or any candidate for political office, (v) any person conducting any activity in the public interest or exercising any other public function, or (vi) any official or agent of any public international organization.

(b) Neither the Company, nor any of its Subsidiaries, nor any of their respective directors, officers, employees or to the Knowledge of the Company, agents, each when acting for or on behalf of the Company or its Subsidiaries, has violated economic, trade or financial sanctions imposed, administered or enforced by the U.S. (including the Office of Foreign Assets Control of the U.S. Treasury Department, the Department of State and the Department of Commerce), the United Kingdom (including His Majesty’s Treasury), the European Union or any of its member states, or the United Nations Security Council (collectively, “Sanctions”). Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees, or agents, is: (i) the subject or target of any Sanctions, (ii) listed on any Sanctions list, including the Specially Designated Nationals and Blocked Persons List, (iii) located, organized or resident in a country or territory that is the subject or target of comprehensive Sanctions (currently, Crimea, so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, the Kherson or Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea, and Syria), whose government is the subject or target of Sanctions (including Venezuela) or that is the subject of broad Sanctions (including Russia, Belarus and Afghanistan) (collectively, a “Sanctioned Country”) or (iv) owned or controlled by, or acting on behalf or at the direction or for the benefit of, one or more Persons described in clauses (i), (ii) and/or (iii) (collectively, the persons in clauses (i)-(iv), “Sanctioned Persons”). The Company and its Subsidiaries have not had and do not have assets located in a Sanctioned Country, and have not derived and do not derive revenues from, and have not engaged and are not engaged in, directly indirectly, any business, investments, dealings or transactions in, with, involving or for the benefit of any Sanctioned Person or Sanctioned Country.

(c) Neither the Company, nor any of its Subsidiaries, has violated or is in violation of the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the USA PATRIOT ACT ((Pub. L. No. 107-56), the Bank Secrecy Act (31 U.S.C. §§5311-5332)), the UK Proceeds of Crime Act 2002, the UK Terrorism Act 2000 or any applicable Laws relating to terrorist financing or money laundering, including know-your-customer (KYC) and financial recordkeeping and reporting requirements (collectively, “Anti-Money Laundering Laws”).

(d) Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, employees or, to the Knowledge of the Company, agents, has been or is the subject of any pending or threatened Action, or any investigation by the Company or any of Subsidiaries, or their respective legal or other representatives, involving any of the foregoing, that relates to a potential or actual violation of Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions; nor does a basis therefor exist.

2.16 Investment Company. The Company is not, and after giving effect to the PIPE Investment, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.17 No General Solicitation. Neither the Company, nor any of its Subsidiaries, nor any of their respective officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder, (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

2.18 Disclaimer of Other Representations and Warranties. Except as previously set forth in this Section 2, the Company makes no representation or warranty, express or implied, at law or in equity, and any such other representations or warranties are hereby expressly disclaimed.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1 Organization, Good Standing, Corporate Power and Qualification. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to carry on its business as now conducted and as presently proposed to be conducted.

3.2 Authorization. All necessary legal action required to be taken by the Purchaser in order to authorize the Purchaser to enter into the Transaction Agreements, and to consummate the transactions contemplated by the Transaction Agreements, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Purchaser necessary for the execution and delivery of the Transaction Agreements and the performance of all obligations of the Purchaser under the Transaction Agreements to be performed as of the Closing has been taken or will be taken prior to the Closing. This Agreement has been duly and validly authorized, executed and delivered by the Purchaser and constitutes, and when duly executed and delivered by the Purchaser, the other Transaction Agreements shall constitute, valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (b) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Second Amended and Restated Registration Rights Agreement may be limited by applicable federal or state securities laws.

3.3 Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.4 Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Agreements (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares, (b) access to information about the Company and its financial condition, results of operations business, properties, management and prospects sufficient to enable it to evaluate its investment and (c) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon. The Purchaser understands that the purchase of the Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

3.5 Restricted Securities. The Purchaser acknowledges and agrees that the offer and sale of the Shares have not been, and will not be, registered under the Securities Act or any other applicable securities laws, the Shares are being offered for sale in a transaction not requiring registration under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein, and unless so registered, the Shares may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto.  The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale except as expressly set forth in the Second Amended and Restated Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares.

3.6 Legends. The Purchaser understands that the Shares may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

(a) Any legend set forth in, or required by, the other Transaction Agreements.

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.7 Accredited Investor Status; Sophisticated Purchaser. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and is able to bear the risk of its investment in the Shares. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Shares.

3.8 No General Solicitation. The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.

3.9 Broker Fees. The Purchaser has not incurred, or made commitments for, any brokerage, finders’, investment bankers’ or similar fee or commission in connection with the transactions contemplated by this Agreement.

3.10 Disclaimer of Other Representations and Warranties. Except as previously set forth in this Section 3, the Purchaser makes no representation or warranty, express or implied, at law or in equity, and any such other representations or warranties are hereby expressly disclaimed.

4. Covenants.

4.1 Conduct of Business Prior to Closing. During the period from the date hereof until the earlier of the Closing and the termination of this Agreement as set forth herein, the Company shall conduct its business in its ordinary course of business.

4.2 Access to Information. Between the date hereof and the earlier of the Closing and the termination of this Agreement as set forth herein, the Company shall afford the officers, employees, accountants, counsel, financial advisors and other representatives of the Purchaser reasonable access during normal business hours to such of the properties, books, contracts, commitments, records and officers of the Company as the Purchaser may reasonably request.

4.3 SEC Matters. The Purchaser shall, as promptly as reasonably practicable, provide the Company with all information concerning the Purchaser that is reasonably required to be included in any form, report, schedule or other document filed by the Company with the SEC relating to the Transaction Agreements, including all amendments, modifications and supplements thereto.

4.4 Confidentiality. The Parties and their respective representatives shall treat all nonpublic information obtained in connection with this Agreement and the transactions contemplated hereby as confidential in accordance with the terms of the Confidentiality Provisions.

4.5 Filing of an Information Statement with the SEC and Mailing to Company Stockholders.

(a) Promptly after receipt of the Stockholder Consent, the Company shall prepare and file with the SEC an information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the Stockholder Consent, the PIPE Investment, the adoption of the Amended and Restated Certificate and the other transactions contemplated hereby and in the other Transaction Agreements (such information statement, as amended or supplemented, the “Information Statement”). The Information Statement shall also contain the notice of action by written consent required by Section 228(e) of the DGCL. If at any time any information relating to the Company or the Purchaser, or any of their respective affiliates, should be discovered by the Company or the Purchaser that should be set forth in an amendment or supplement to the Information Statement so that the Information Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company entitled to notice thereof. The Company shall use its commercially reasonable efforts to resolve any comments from the Staff with respect to the Information Statement as promptly as practicable after receipt thereof, including the filing of any amendment or supplement to the Information Statement. The Company shall cause the definitive Information Statement to be mailed to record holders of the Common Stock promptly after the later of (x) the eleventh (11th) calendar day after the preliminary Information Statement is filed with the SEC if the Staff has not informed the Company that it will review the Information Statement and (y) the date the Staff advises the Company that it has no further comments on the Information Statement.

4.6 Cottonmouth Director Appointment. On the Closing Date or as promptly as practicable thereafter, the Company shall take all necessary action to cause the appointment of a Cottonmouth Director (as defined in the Amended and Restated Certificate) to the Board, pursuant to and subject to the provisions of the Amended and Restated Certificate.

5. Conditions to Obligations of the Parties at Closing. The obligations of the Parties to consummate the purchase and sale of the Shares at the Closing are subject to the satisfaction (or waiver in writing to the extent permitted by applicable law by each party entitled to the benefit thereof) of the following conditions:

5.1 Stockholder Approval. The Stockholder Consent shall have been obtained, the Company shall have mailed the definitive Information Statement to its stockholders and at least twenty (20) calendar days after the date on which the definitive Information Statement was mailed to the Company stockholders, or such other time as may be required by Rule 14c-2 under the Exchange Act, shall have passed.

5.2 No Injunctions or Restraints. (i) No Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal, and (ii) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby or make the transactions contemplated hereby illegal.

6. Conditions to Obligations of the Purchaser at Closing. The obligations of the Purchaser to consummate the purchase of the Shares at the Closing are subject to the satisfaction (or waiver in writing to the extent permitted by applicable law by the Purchaser) of the following conditions:

6.1 Fifth Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of the Company shall have been duly executed by the Company and duly filed with the Secretary of State of Delaware, and the Purchaser shall have received evidence of such execution and filing.

6.2 Nasdaq Listing. The Shares shall have been approved for listing on Nasdaq, subject only to official notice of the issuance thereof.

6.3 Delivery of Shares. The Purchaser shall have received evidence of the Shares credited to book-entry accounts maintained by the transfer agent of the Company, registered in the Purchaser’s name, in accordance with Section 1.2(b).

6.4 Officer’s Certificate. The Company shall have delivered to the Purchaser at the Closing a certificate, executed by the CEO, certifying as to and attaching (i) board resolutions authorizing the execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Shares, (ii) the Amended and Restated Certificate and (iii) the Bylaws, being in full force and effect.

6.5 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date, except (i) that representations and warranties that are made on and as of a specific date need be true and correct only as of such date and (ii) for breaches that are immaterial. In connection with the issuance of the Shares on the Closing Date, the Purchaser shall have received a certificate, executed by the CEO of the Company, dated as of the Closing Date, to the foregoing effect.

6.6 Performance. The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company prior to or at the Closing.

6.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Transaction Agreements and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Company all such counterpart original and certified or other copies of such documents (including the documents set forth in Section 1.2(d)) as reasonably requested by the Purchaser.

7. Conditions to Obligations of the Company at Closing. The obligations of the Company to sell Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

7.1 Closing Purchase Price. The Purchaser shall have delivered the Purchase Price by wire transfer of immediately available funds in accordance with Section 1.2(b).

7.2 Director Designation. At least two Business Days prior to the Closing Date, the Purchaser shall have identified to the Company in writing the individual to initially be designated to the Board of Directors by the Purchaser in accordance with the terms of the Amended and Restated Certificate, and the Purchaser or such designee shall have delivered or caused to be delivered such customary information and documentation with respect to such designee as the Company may reasonably request.

7.3 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date, except (i) that representations and warranties that are made as of a specific date need be true and correct only as of such date and (ii) for breaches that are immaterial. In connection with the issuance of the Shares on the Closing Date, the Company shall have received a certificate, executed by an authorized officer of the Purchaser, dated as of the Closing Date, to the foregoing effect.

7.4 Performance. The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Purchaser prior to or at the Closing.

7.5 Proceedings and Documents. The Company shall have received from the Purchaser all such counterpart original and certified or other copies of such documents (including the documents set forth in Section 1.2(c)) as reasonably requested by the Company.

8. Termination of Agreement.

8.1 Termination. This Agreement may be terminated as follows:

(a) at any time before the Closing by the mutual written consent of the Company and the Purchaser;

(b) by either the Company or the Purchaser, if the Closing shall not have occurred on or before March 18, 2025 (the “Outside Date”); provided that the right to terminate this Agreement under this paragraph shall not be available to any Party whose failure to fulfill or comply with any obligation or covenant under this Agreement or contemplated hereby has been the principal cause of, or resulted in, the failure of the Closing to occur on or prior to such date;

(c) by the Company or the Purchaser, if a breach of this Agreement by the Company or the Purchaser results or would result in any of the conditions set forth in Sections 6.5, 6.6, 7.3 or 7.4, as applicable, not being satisfied and such breach cannot be cured or, if curable, remains uncured within the earlier of (i) five (5) Business Days after any Party has received written notice from the other Party of the occurrence of such breach and (ii) the Outside Date; provided that the right to terminate this Agreement under this paragraph shall not be available to any Party whose failure to fulfill or comply with any obligation or covenant under this Agreement or contemplated hereby has primarily caused such other Party’s breach of any provision of this Agreement; or

(d) by the Purchaser if the Company has not received the Stockholder Consent within two (2) business days of the date hereof.

8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to this Section 8, written notice thereof pursuant to Section 10.6 shall be promptly delivered by the Party seeking termination to the other Party and such termination shall be immediately effective upon the delivery of such notice by a Party entitled to effect such termination. Upon any such valid termination, (a) this Agreement shall become void and no Party shall have any further rights, Liabilities or obligations hereunder, except that (i) the provisions of Article 2 (Representations and Warranties of the Company) shall remain in full force and effect until the date that is twelve (12) months after the date of this Agreement notwithstanding such termination, and (ii) Article 9 (Indemnification), Article 10 (Miscellaneous) and this Article 8 (Termination of Agreement) shall remain in full force and effect indefinitely notwithstanding such termination, and (b) termination shall not relieve any Party from Liability for any intentional or willful breaches of this Agreement prior to the date of such termination. An “intentional or willful breach” means a breach or failure to perform, in each case, that is the consequence of an act or omission by a Party with the actual knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause a breach of this Agreement.

9. Indemnification.

9.1 Indemnification by the Company. The Company agrees to indemnify the Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties to the extent applicable; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential or punitive damages under this Section 9.1.

9.2 Indemnification by Purchasers. The Purchaser agrees to indemnify the Company and its respective Representatives (collectively, “Company Related Parties”) from costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties to the extent applicable; and provided further, that no Company Related Party shall be entitled to recover special, consequential or punitive damages under this Section 9.2; and provided further, that the liability of the Purchaser shall not be greater in amount than the Purchase Price.

9.3 Indemnification Procedure. Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies provided for in this Section 9 are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

9.4 Unenforceability. To the extent that the foregoing undertakings set forth in Sections 9.1 and 9.2 may be unenforceable for any reason, the Company or the Purchaser, as applicable, shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

10. Miscellaneous.

10.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing until the date that is twelve (12) months after the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company. Nothing in this Section 10.1 or set forth elsewhere in this Agreement shall limit or preclude any action for Fraud against the Party committing such Fraud.

10.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or Liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.3 Governing Law; Venue; Waiver of Trial by Jury.

(a) This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any Law other than the law of the State of Delaware.

(b) Each Party (i) hereby agrees that any suit, action or other legal proceeding arising out of this Agreement shall be brought before any federal or state court located within Harris County, Texas, (ii) hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding and (iii) hereby irrevocably waives and agrees not to assert in any suit, action or other legal proceeding arising out of this Agreement any claim that it is not personally subject to the jurisdiction of any such court, that any such suit, action or other legal proceeding is improper or is an inconvenient forum for such suit action or other legal proceeding and any objection which such Party may have to the laying of venue of any such suit, action or proceeding in any such court.

(c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Any signature on this Agreement may be an original or facsimile, electronically transmitted signature, including portable document format (PDF) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed).

10.5 Titles and Subtitles. The titles of the section and subsections of this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

10.6 Notices. All notices and other communications required or permitted to be provided pursuant to this Agreement shall be in writing and shall be deemed given and effective upon the earliest of: (a) actual receipt by the Party to whom such notice is required to be given, (b) personal delivery to the Party to whom such notice is required to be given, (c) the time of transmission, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. Any notice or communication under this Agreement must be addressed, if to the Company, to 711 Louisiana St., Suite 2160, Houston, Texas 77002, Attention: Ernest B. Miller, or by email at: emiller@verdecleanfuels.com, with a copy of such notice or communication to Kirkland & Ellis LLP, 609 Main St., Houston, Texas 77002, Attention: Jennifer Wu, P.C. and Ieuan Adrian List, emails at: jennifer.wu@kirkland.com and ieuan.list@kirkland.com, respectively, or if to the Purchaser, to 500 West Texas, Suite 1200, Midland, Texas 79701, Attention: Jere Thompson, or by email at: JWThompson@diamondbackenergy.com with copies to Diamondback Energy Inc., 500 West Texas, Suite 1200, Midland, Texas 79701, Attention: Matthew Zmigrosky, email at: MZmigrosky@DiamondbackEnergy.com, and Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana St, Floor 44, Houston, TX 77002, Attention: John Goodgame and Bryan Flannery, emails at: jgoodgame@akingump.com and bflannery@akingump.com, respectively, or to such other email address or address as any Party may designate within ten (10) days advance written notice to the other parties hereto.

10.7 No Finder’s Fees. Each Party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

10.8 Fees and Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

10.9 Amendments and Waivers. The provisions of this Agreement may not be amended, terminated or waived except by an instrument in writing, signed by each of the Parties.

10.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

10.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

10.12 Entire Agreement. This Agreement, including the exhibits hereto, the Amended and Restated Certificate and the other Transaction Agreements, constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

10.13 Waiver of Conflicts. Each Party to this Agreement acknowledges that Kirkland & Ellis LLP, counsel for the Company, has in the past performed and may continue to perform legal services for the Purchaser in matters unrelated to the transactions described in this Agreement. Accordingly, each Party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure, and (b) gives its informed consent to Kirkland & Ellis LLP’s representation of the Purchaser in such unrelated matters and to Kirkland & Ellis LLP’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

10.14 No Strict Construction. Each Party to this Agreement has participated in the negotiation and drafting of this Agreement and the other Transaction Agreements. As such, the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party.

IN WITNESS WHEREOF, the Parties have executed this Class A Common Stock Purchase Agreement as of the date first written above.

VERDE CLEAN FUELS, INC.

By:	/s/ Ernest Miller
Name:	Ernest Miller
Title:	Chief Executive Officer

Signature Page to Class A Common Stock Purchase Agreement

COTTONMOUTH VENTURES LLC

By:	/s/ Kaes Van’t Hof
Name:	Kaes Van’t Hof
Title:	President

Signature Page to Class A Common Stock Purchase Agreement

EXHIBITS

Exhibit A	FORM OF FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VERDE CLEAN FUELS, INC.

Exhibit B	FORM OF SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

Exhibit C	FORM OF AMENDMENT NO. 1 TO EQUITY PARTICIPATION RIGHT AGREEMENT

Exhibit D	FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT A

FORM OF FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

Verde Clean Fuels, Inc.

(a Delaware Corporation)

Verde Clean Fuels, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. That the name of this corporation is Verde Clean Fuels, Inc. The Corporation was originally incorporated under the name “CENAQ Energy Corp.” by filing of its Certificate of Incorporation with the office of the Secretary of State of the State of Delaware (the “Delaware Secretary”) on June 24, 2020 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Previous Certificate”).

2. This Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which both restates and amends the provisions of the Previous Certificate, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

3. This Certificate of Incorporation shall become effective on the date of filing with the Delaware Secretary (the “Effective Date”).

4. The text of the Previous Certificate is hereby restated and amended in its entirety to read as follows:

Article I

NAME

The name of the Corporation is Verde Clean Fuels, Inc.

Article II

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is: The Corporation Trust Company.

Article III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

Article IV

STOCK

Section 4.1 Authorized Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 377,000,000 shares, consisting of: (i) 376,000,000 shares of common stock, divided into (a) 350,000,000 shares of Class A common stock, with the par value of $0.0001 per share (the “Class A Common Stock”), and (b) 26,000,000 shares of Class C common stock, with the par value of $0.0001 per share (the “Class C Common Stock” and, together with Class A Common Stock, the “Common Stock”); and (ii) 1,000,000 shares of preferred stock, with the par value of $0.0001 per share (the “Preferred Stock”).

Section 4.2 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding, plus, in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (x) the exchange of all outstanding Class C LLC Units (together with the surrender for cancellation of all outstanding shares of Class C Common Stock), pursuant to the OpCo LLC Agreement, and (y) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock.

Section 4.3 Common Stock.

(a) Voting Rights.

(i)	Each holder of Common Stock will be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except that, to the fullest extent permitted by law and subject to Section 4.3(a)(ii), holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or under the General Corporation Law.

(ii)	(1) The holders of the outstanding shares of Class A Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Class A Common Stock in a manner that is disproportionately adverse as compared to the Class C Common Stock and (2) the holders of the outstanding shares of Class C Common Stock shall be entitled to vote separately upon any amendment to this Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Class C Common Stock in a manner that is disproportionately adverse as compared to the Class A Common Stock.

(iii)	Except as otherwise required in this Certificate of Incorporation or by applicable law, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).

(b) Dividends; Stock Splits or Combinations.

(i)	Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Class A Common Stock with respect to the payment of dividends, such dividends and other distributions of cash, stock or property may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board of Directors of the Corporation (the “Board”) in its discretion may determine.

(ii)	Except as provided in Section 4.3(b)(iii) with respect to a Stock Adjustment (as defined below), dividends of cash or property may not be declared or paid on shares of Class C Common Stock.

(iii)	In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless (a) a corresponding Stock Adjustment for all other classes of Common Stock not so adjusted at the time outstanding is made in the same proportion and the same manner and (b) the Stock Adjustment has been reflected in the same economically equivalent manner with respect to all Class C LLC Units. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.

(c) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Class A Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Class A Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Class A Common Stock. Without limiting the rights of the holders of Class C Common Stock to exchange their shares of Class C LLC Units (together with the surrender for cancellation of a corresponding number of shares of Class C Common Stock) for shares of Class A Common Stock in accordance with the OpCo LLC Agreement, the holders of shares of Class C Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

Section 4.4 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Section 4.5 Class C Common Stock.

(a) Retirement of Class C Common Stock. No holder of Class C Common Stock may transfer shares of Class C Common Stock to any Person unless such holder transfers a corresponding number of Class C LLC Units to the same Person in accordance with the provisions governing transfers of Class C LLC Units in the OpCo LLC Agreement. If any outstanding share of Class C Common Stock ceases to be held by a holder of a corresponding Class C LLC Unit, such share shall automatically and without further action on the part of the Corporation or any holder of Class C Common Stock be transferred to the Corporation for no consideration and retired.

(b) Reservation of Shares of Class A Common Stock. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of the issuance in connection with the exchange of Class C LLC Units pursuant to the OpCo LLC Agreement, the number of shares of Class A Common Stock that are issuable upon exchange of all outstanding Class C LLC Units, pursuant to the OpCo LLC Agreement. The Corporation covenants that all the shares of Class A Common Stock that are issued upon the exchange of such Class C LLC Units will, upon issuance, be validly issued, fully paid and non-assessable.

(c) Taxes. The issuance of shares of Class A Common Stock upon the exercise by holders of Class C LLC Units of their right under the OpCo LLC Agreement to exchange Class C LLC Units for shares of Class A Common Stock will be made without charge to such holders for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance; provided, however, that if any such shares of Class A Common Stock are to be issued in a name other than that of the then record holder of the Class C LLC Units being exchanged (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such holder), then such holder and/or the Person in whose name such shares are to be delivered shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or shall establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.

(d) Preemptive Rights. To the extent Class C LLC Units are issued pursuant to the OpCo LLC Agreement to anyone other than the Corporation or a wholly owned subsidiary of the Corporation, an equivalent number of shares of Class C Common Stock (subject to adjustment as set forth herein) shall be issued at par to the same Person to whom such Class C LLC Units are issued.

Article V

BOARD OF DIRECTORS

Section 5.1 Number of Directors.

(a) The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the Amended and Restated Bylaws of the Corporation (as such Bylaws may be amended from time to time, the “Bylaws”) shall so require, the election of the directors of the Corporation (the “Directors”) need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of Section 4.4 of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of Directors constituting the entire Board shall, (i) as of the date of this Certificate of Incorporation, be eight (8) and (ii) thereafter, shall be fixed exclusively by one or more resolutions adopted from time to time by the Board.

(b) Without limiting the Cottonmouth Stockholders’ rights provided under the DGCL, this Certificate of Incorporation or otherwise, with respect to any annual or special meeting of stockholders of the Corporation at which Directors are to be elected, for so long as the Cottonmouth Stockholders and their respective Affiliates Beneficially Own, in the aggregate, Common Stock representing ten percent (10%) or more of the then outstanding voting power of the Common Stock of the Corporation entitled to vote generally in the election of Directors, the Cottonmouth Stockholders shall have the right (but not the obligation) to designate one (1) individual for election as a Director consistent with this Section 5.1(b); provided that the Cottonmouth Stockholders shall permanently, and despite any later increase in its Beneficial Ownership, no longer be entitled to designate a Director nominee at such time as the Cottonmouth Stockholders and their respective Affiliates collectively Beneficially Own Common Stock representing less than ten percent (10%) of the then outstanding voting power of the Common Stock of the Corporation entitled to vote generally in the election of Directors. Each individual who is designated by the Cottonmouth Stockholders pursuant to this Section 5.1(b) or Section 5.2(b), as applicable, is referred to herein as a “Cottonmouth Designee” and each Cottonmouth Designee who is thereafter elected or appointed, as applicable, to serve as a Director is referred to herein as a “Cottonmouth Director.” The Cottonmouth Stockholders shall designate each Cottonmouth Designee for nomination by delivering to the Corporation a written notice (email being sufficient) at least ninety (90) days prior to the first anniversary of the preceding annual meeting (or such shorter period as is agreed from time to time with the Corporation) setting forth the individual to be nominated and such individual’s business address, telephone number and e-mail address. For the avoidance of doubt, with respect to any Cottonmouth Designee, the Cottonmouth Stockholders shall only be required to comply with the provisions of this Section 5.1(b) and shall not be required to comply with the advance notice provisions of the Bylaws with respect to its designation of a Cottonmouth Designee. Notwithstanding anything to the contrary herein, the Cottonmouth Stockholders shall not be entitled to designate an individual for election pursuant to this Section 5.1(b) at any annual or special meeting of stockholders at which Directors are to be elected if a Cottonmouth Director is then serving on the Board and the election of such individual would result in two or more Cottonmouth Directors serving on the Board (including, for the avoidance of doubt, if a Cottonmouth Director is then serving as a member of the class of Directors that is not the class subject to election at such annual or special meeting).

(c) With respect to any annual or special meeting of stockholders of the Corporation at which Directors are to be elected, to the extent that the Cottonmouth Stockholders have the right to designate a Cottonmouth Designee pursuant to Section 5.1(b) at such annual or special meeting and subject to the laws of the State of Delaware (including with respect to fiduciary duties under Delaware law), each such Cottonmouth Designee (i) will be nominated and recommended by the Board to be elected as a Director at such annual or special meeting of stockholders and included in the Corporation’s slate of nominees to be elected or appointed to the Board at such annual or special meeting of stockholders, (ii) will be recommended by the Board to the stockholders of the Corporation for a vote in favor of such Cottonmouth Designee, (iii) will be included in any proxy or consent solicitation statement of the Corporation or the Board in favor of any nominees for election or appointment to the Board and (iv) without limiting the foregoing, will receive the Corporation’s best efforts to cause such Cottonmouth Designee to be elected as a Director, including the Corporation providing at least as high a level of support for the election of such Cottonmouth Designee as it provides to any other individual standing for election as a Director.

(d) Until such time that the Corporation is no longer a “Controlled Company” pursuant to Nasdaq Listing Rule 5615(c)(1) (the “Trigger Date”), and subject to the succeeding provisions of this Section 5.1(d) and Section 5.1(f) of this Article V, the Directors shall be divided into three classes designated Class I, Class II and Class III. Classes I and II shall initially consist of two (2) Directors each and Class III shall initially consist of three (3) Directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders following the Effective Date; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the Effective Date; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the Effective Date. Directors elected to replace initial Class I, Class II or Class III Directors shall serve terms expiring at the third annual meeting of stockholders following the year of their election. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Prior to the first annual meeting of stockholders following the Trigger Date, the classification of the Board shall terminate, and each Director shall be elected to serve a term of one year, with each Director’s term to expire at the annual meeting of stockholders next following the Director’s election.

(e) A Director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders.

(f) During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Section 4.4 (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then-total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the Board’s designation for the series of Preferred Stock and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall be reduced accordingly.

Section 5.2 Vacancies and Newly Created Directorships.

(a) Subject to Section 5.2(b) and any limitations imposed by applicable law and the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board, and not by the stockholders. Any Director so chosen shall hold office until his or her successor shall be duly elected and qualified or until such Director’s earlier death, disqualification, resignation or removal. No decrease in the number of Directors shall shorten the term of any Director then in office.

(b) For so long as the Cottonmouth Stockholders have the right to designate a Cottonmouth Designee pursuant to Section 5.1(b), in the event that a vacancy is created at any time by (i) the death, resignation, retirement, disqualification or removal from office (in accordance with this Certificate of Incorporation) of such Cottonmouth Designee or (ii) any other failure of the Board to include a Cottonmouth Director (other than as a result of the Cottonmouth Stockholders declining to designate a Cottonmouth Designee or replacement thereof), the vacancy so created shall be filled solely with a designee of the Cottonmouth Stockholders (subject to the laws of the State of Delaware (including with respect to fiduciary duties under Delaware law)), which designation shall not be subject to the notice requirements of the third sentence of Section 5.1(b) or, if the Cottonmouth Stockholders decline to designate a replacement, a majority of the Board (it being understood that any declination by the Cottonmouth Stockholders to designate an individual to fill such vacancy shall be without prejudice to the Cottonmouth Stockholders’ future designation rights under Section 5.1(b)). In the event that the Cottonmouth Stockholders shall cease to have the right to designate a Director pursuant to Section 5.1(b), the Cottonmouth Director then serving on the Board, if any, shall continue to serve until his or her term expires at the next applicable annual meeting of stockholders of the Corporation or until his earlier death, resignation, retirement, disqualification or removal from office (in accordance with this Certificate of Incorporation). In the event such Cottonmouth Director resigns, is removed or is not renominated for election (due to the Cottonmouth Stockholders ceasing to have the right to designate a Cottonmouth Designee pursuant to Section 5.1(b)) in accordance with this Section 5.2(b), the Directors remaining in office shall be entitled to decrease the size of the Board to eliminate such vacancy.

Section 5.3 Failure to Designate a Board Member. In the absence of any designation by the Cottonmouth Stockholders pursuant to Section 5.1(b), the Cottonmouth Director then serving on the Board shall be deemed to be designated pursuant to this Certificate of Incorporation if such individual is still willing to serve in such capacity and satisfies all applicable conditions set forth in Section 5.1.

Section 5.4 Resignations and Removal of Directors.

(a) Any Director may resign at any time upon notice given in writing or by electronic transmission to the Board, the Chairperson or the Secretary of the Corporation. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Prior to the Trigger Date and subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect Directors, the Board or any individual Director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of Directors, and following the Trigger Date, any Director, or the entire Board, may be removed, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon; provided, however, that in each case, whenever the holders of any class or series are entitled to elect one or more Directors pursuant to this Certificate of Incorporation (including any Preferred Stock Directors), with respect to the removal without cause of a Director or Directors so elected, the vote of the holders of the outstanding shares of that class or series and not the vote of the outstanding shares as a whole shall apply; provided, further, that for so long as the Cottonmouth Stockholders have the right to designate a Cottonmouth Designee pursuant to Section 5.1(b), the Cottonmouth Stockholders shall have the exclusive right to remove without cause any Cottonmouth Director from the Board (and, notwithstanding anything to the contrary herein, for so long as the Cottonmouth Stockholders have the right to designate a Cottonmouth Designee, the shares of Common Stock held by the Cottonmouth Stockholders shall be the only shares entitled to vote on the removal without cause of any Cottonmouth Director and the shares of Common Stock owned by any other holders as of the record date for determining stockholders entitled to vote thereon shall have no voting rights on such matter) and the Corporation shall facilitate the removal of any such Cottonmouth Director from the Board upon the receipt by the Corporation of action by the Cottonmouth Stockholders effecting such removal.

Section 5.5 Observer Rights.

(a) So long as the Cottonmouth Stockholders and their respective Affiliates Beneficially Own, in the aggregate, Common Stock representing ten percent (10%) or more of the then outstanding voting power of the Common Stock of the Corporation entitled to vote generally in the election of Directors, the Cottonmouth Stockholders will be entitled to appoint, remove and replace from time to time one person (each, an “Observer”) to act as an observer to the Board and each committee thereof exercisable by providing written notice of such appointment, removal or replacement, as the case may be, to the Corporation and the Chairperson in advance of any meeting that such Observer will attend, provided, that any failure to provide written notice of the appointment of an Observer shall be without prejudice to the Cottonmouth Stockholders’ future appointment rights under this Section 5.5(a).

(b) The Corporation shall deliver notice of each proposed action of the Board and each committee thereof (including any proposed action by written consent) and each meeting of the Board and each committee thereof (including telephonic or teleconferenced meetings) to each Observer previously identified as appointed to attend such meeting concurrently with any notice given to the Directors. By notice given by the Chairperson or the chair of any applicable committee to the Observer, either in advance of or at any meeting, to the extent the Chairperson or such chair deem it necessary in good faith, the Board or any committee thereof may meet in executive session without the presence of any Observer.

(c) The Corporation agrees to permit each Observer to attend in person or by conference call and participate in all meetings of the Board and each committee thereof and to distribute to each Observer all materials distributed for or at any such meeting (including any meeting agenda or board or committee package) and all other information and materials distributed to Directors, in each case, concurrently with any such information or materials distributed to the Directors. By notice given by the Chairperson or the chair of any applicable committee to the Observer, either in advance of or at any meeting, to the extent the Chairperson or such chair deem it necessary in good faith, the Board or any committee thereof may exclude the Observer from receiving any materials to be considered in executive session without the presence of any Observer.

(d) No Observer shall be entitled to vote at a meeting of the Board or any committee thereof or receive compensation from the Corporation for services as an Observer (other than payment of expenses pursuant to Section 5.5(f)).

(e) The rights of the Observer and the obligations of the Corporation set forth in this Section 5.5 shall be subject to the following: (i) except for an Observer that is an officer or employee of a Cottonmouth Stockholder or its Affiliates, prior to attending any meeting each Observer shall have entered into a confidentiality agreement with the Corporation in form and substance acceptable to the Corporation; and (ii) with the approval of the Board, the Corporation may withhold any information from any Observer or exclude any Observer from any meeting or portion thereof, if access to such information or attendance at such meeting would reasonably be expected, based on advice of counsel, (A) to result in the loss of the Corporation’s attorney-client privilege, or (B) solely with respect to any Observer that is not an officer or employee of a Cottonmouth Stockholder (or its Affiliates), to contain competitively sensitive information.

(f)   The Corporation shall pay and reimburse each Observer for all reasonable out-of-pocket expenses incurred by such Observer in connection with his or her participation in (or attendance at) meetings of the Board (or committees thereof).

Article VI

STOCKHOLDER ACTION

Section 6.1 Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected (i) at a duly called annual or special meeting of stockholders of the Corporation or (ii) until the Trigger Date, by the consent in writing of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, in lieu of a duly called annual or special meeting of stockholders of the Corporation.

Section 6.2 Meetings of Stockholders.

(a) An annual meeting of stockholders for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board shall determine.

(b) Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairperson, the chief executive officer of the Corporation, at the direction of the Board pursuant to a written resolution adopted by a majority of the total number of Directors that the Corporation would have if there were no vacancies, or, until the Trigger Date, pursuant to a written resolution adopted by holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

(c) Subject to Section 5.1(b), advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

Section 6.3 No Cumulative Voting. There shall be no cumulative voting in the election of Directors.

Article VII

LIABILITY OF DIRECTORS AND OFFICERS

Section 7.1 No Personal Liability. No Director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, as applicable, except to the extent such an exemption from liability or limitation thereof is not permitted under the General Corporation Law as presently in effect or as the same may hereafter be amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director or officer of the Corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

Section 7.2 Right to Indemnification.

(a) To the fullest extent permitted by applicable law, the Corporation shall have the power to provide indemnification of (and advancement of expenses to) Directors, officers, employees and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such Directors, officers, employees, agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. Any amendment, repeal or modification of this Section 7.2 shall only be prospective and shall not affect the rights or protections or increase the liability of any Director under this Section 7.2(a) in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

(b) This Section 7.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

(c) The Corporation shall maintain Directors’ and officers’ liability insurance coverage, on terms reasonably satisfactory to the Board, to the fullest extent permitted by law covering, among other things, violations of federal or state securities laws. The Corporation will pay all premiums due thereon and will not make any material alteration to the terms thereof, or the coverage provided by, such insurance policy without the prior written consent of the Board.

Section 7.3 Amendment or Repeal. Any amendment, repeal or elimination of this Article VII, or the adoption of any provision of the Corporation’s certificate of incorporation inconsistent with this Article VII, shall not affect its application with respect to an act or omission by a Director or officer occurring before such amendment, adoption, repeal or elimination.

Article VIII

AMENDMENT

Section 8.1 Amendment of Certificate of Incorporation. Subject to Sections 4.3 and 4.4, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other Persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended, are granted and held subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, (a) no provision of Section 5.2, Section 5.4, Section 6.1, Section 6.2, Article VII, Section 8.2, Article IX or Article XI may be altered, amended or repealed in any respect, nor may any provision or by-law inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of at least a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, at a meeting of the stockholders called for that purpose and (b) for so long as the Cottonmouth Stockholders have the right to designate a Cottonmouth Designee pursuant to Section 5.1(b), no provision contained in the Certificate of Incorporation that affects the rights expressly granted to the Cottonmouth Stockholders in this Certificate of Incorporation may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporate or otherwise required by law, such alternation, amendment, repeal or adoption is approved by the written consent of the Cottonmouth Stockholders.

Section 8.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to make, alter, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the authorized number of Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

Article IX

FORUM FOR ADJUDICATION OF DISPUTES

Section 9.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any current or former Director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, or a claim of aiding and abetting any such breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any Director, officer, employee or agent of the Corporation arising pursuant to any provision of the General Corporation Law, this Certificate of Incorporation or the Bylaws (as either may be amended, restated, modified, supplemented or waived from time to time), (iv) any action to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws of the Corporation (as either may be amended, restated, modified, supplemented or waived from time to time), (v) any action asserting a claim against the Corporation or any Director, officer, employee or agent of the Corporation that is governed by the internal affairs doctrine or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law and (b) the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, this Article IX shall not apply to claims seeking to enforce any liability or duty created by the Securities Exchange Act of 1934 or any other claim for which the U.S. federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

Section 9.2 Enforceability. If any provision of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable), and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

Article X

SEVERABILITY

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

Article XI

CORPORATE OPPORTUNITY

Section 11.1 Corporate Opportunities.

(a) In recognition and anticipation that (i) certain Directors, principals, officers, employees and/or other representatives of Bluescape Clean Fuels Intermediate Holdings, LLC (“Bluescape”) and its Affiliates may serve as Directors, officers, employees or agents of the Corporation, (ii) Bluescape and its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board who are not employees of the Corporation (the “Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article XI are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of Bluescape, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its Directors, officers and stockholders in connection therewith.

(b) None of (i) Bluescape or any of its Affiliates or (ii) any Non-Employee Director or his or her Affiliates (the Persons identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 11.1(c) of this Article XI. Subject to Section 11.1(c) of this Article XI, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, Director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

(c) Notwithstanding the foregoing provisions of this Article XI, the Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such Non-Employee Director solely in his or her capacity as a Director or officer of the Corporation, and the provisions of Section 11.1(b) of this Article XI shall not apply to any such corporate opportunity.

(d) In addition to and notwithstanding the foregoing provisions of this Article XI, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

Section 11.2 Amendments. Neither the alteration, amendment, addition to or repeal of this Article XI, nor the adoption of any provision of this Certificate of Incorporation (including any certificate of designation) inconsistent with this Article XI, shall eliminate or reduce the effect of this Article XI in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article XI, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article XI shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Director or officer of the Corporation under this Certificate, the Bylaws or applicable law.

Article XII

DEFINITIONS

As used in this Certificate of Incorporation, unless the context otherwise requires or as set forth in another Article or Section of this Certificate of Incorporation, the term:

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation or any of such stockholders’ Affiliates unless and during such time that such stockholder holds a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation (including any representatives of such stockholder serving on the Board).

(b) “Beneficially Own” shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(c) “Chairperson” means the chairman of the Board.

(d) “Class C LLC Unit” means a unit of Verde Clean Fuels OpCo, LLC designated as a Class C Unit pursuant to the OpCo LLC Agreement.

(e) “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(f)   “Cottonmouth” means Cottonmouth Ventures LLC, a Delaware limited liability company, or any successor thereto.

(g) “Cottonmouth Stockholders” means Cottonmouth and its Permitted Transferees, provided, and for so long as, such Permitted Transferee remains an Affiliate of Diamondback following such transfer and is an Affiliate of Diamondback as of the relevant time of each determined date for purposes of Articles V and VIII.

(h) “Diamondback” means Diamondback Energy, Inc., a Delaware corporation.

(i) “OpCo” means Verde Clean Fuels OpCo, LLC, a Delaware limited liability company, or any successor thereto.

(j) “OpCo LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Verde Clean Fuels OpCo, LLC dated as of February 15, 2023, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

(k) “Permitted Transferee” means any Person to whom a Cottonmouth Stockholder transfers any Common Stock that, at the time of such transfer, is an Affiliate of a Cottonmouth Stockholder.

(l) “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

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IN WITNESS WHEREOF, this Fifth Amended and Restated Certificate of Incorporation has been duly executed by a duly authorized officer of the Corporation on this ___ day of January, 2025.

By:
	Name:	Ernest Miller
	Title:	Chief Executive Officer

EXHIBIT B

FORM OF SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of January ___, 2025 (this “Agreement”), is made and entered into by and among Verde Clean Fuels, Inc., a Delaware corporation (f/k/a CENAQ Energy Corp.) (the “Company”), CENAQ Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Bluescape Clean Fuels Holdings, LLC, a Delaware limited liability company (“Bluescape Holdings”), and Cottonmouth Ventures LLC, a wholly-owned subsidiary of Diamondback Energy, Inc., a Delaware corporation (“Cottonmouth” and, together with the Sponsor, Bluescape Holdings and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, the Company, the Sponsor and certain other security holders named therein (the “Original Holders”) entered into that certain Registration Rights Agreement, dated as of August 17, 2021 (the “Original Registration Rights Agreement”), pursuant to which the Company granted the Sponsor and such other Original Holders certain registration rights with respect to certain securities of the Company;

WHEREAS, on August 12, 2022, the Company, Bluescape Holdings, Bluescape Clean Fuels Intermediate Holdings, LLC, a Delaware limited liability company, and Verde Clean Fuels OpCo, LLC, a Delaware limited liability company (“OpCo”), and, solely with respect to Section 6.18 therein, the Sponsor, entered into that certain Business Combination Agreement and Plan of Reorganization (as amended, the “Business Combination Agreement”), pursuant to which the parties to the Business Combination Agreement consummated the transactions described therein (the “Business Combination”) on February 15, 2023;

WHEREAS, in connection with the closing of the Business Combination (the “Closing”), the Company, the Sponsor and Bluescape Holdings entered into that certain Amended and Restated Registration Rights Agreement, dated as of February 15, 2023 (the “Existing Registration Rights Agreement”), which amended and restated the Original Registration Rights Agreement;

WHEREAS, on December 18, 2024, the Company and Cottonmouth entered into that certain Class A Common Stock Purchase Agreement pursuant to which the Company issued and sold, and Cottonmouth purchased, 12,500,000 shares of Class A Common Stock; and

WHEREAS, the parties hereto desire to amend and restate the Existing Registration Rights Agreement in order to grant Cottonmouth certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in (i) any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any Prospectus in order for the applicable Prospectus not to include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed and (c) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Block Trade” shall have the meaning given in subsection 2.3.1 of this Agreement.

“Bluescape Holdings” shall have the meaning given in the Preamble.

“Board” shall mean the board of directors of the Company.

“Business Combination” shall have the meaning given in the Recitals hereto.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Class A Common Stock” shall mean the Class A common stock, par value $0.0001 per share, of the Company.

“Class C Common Stock” shall mean the Class C common stock, par value $0.0001 per share, of the Company.

“Class C OpCo Units” shall mean the Class C common units of OpCo.

“Closing” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble.

“Cottonmouth” shall have the meaning given in the Preamble.

“Demand Notice” shall have the meaning given in subsection 2.1.5 of this Agreement.

“Demanding Holder” shall have the meaning given in subsection 2.1.5 of this Agreement.

“Earn Out Equity” shall mean the Class C OpCo Units and Class C Common Stock which Bluescape Holdings may receive following the Closing pursuant to Section 2.03 of the Business Combination Agreement.

“Effectiveness Period” shall have the meaning given in subsection 3.1.1 of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Financial Counterparty” shall have the meaning given in subsection 2.3.1 of this Agreement.

“Holder Indemnified Persons” shall have the meaning given in subsection 4.1.1 of this Agreement.

“Holder Information” shall have the meaning given in subsection 4.1.2 of this Agreement.

“Holders” shall have the meaning given in the Preamble.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.6 of this Agreement.

“Minimum Underwritten Offering Threshold” shall have the meaning given in subsection 2.1.5 of this Agreement.

“Misstatement” shall mean, in the case of a Registration Statement, an untrue statement of a material fact or an omission to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and in the case of a Prospectus, an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

“OpCo” shall have the meaning given in the Recitals hereto.

“Opt-Out Notice” shall have the meaning given in Section 2.5 of this Agreement.

“Original Holders” shall have the meaning given in the Recitals hereto.

“Original Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Other Coordinated Offering” shall have the meaning given to it in subsection 2.3.1 of this Agreement.

“Permitted Transferees” shall mean (a) the members of a Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings), (b) any trust for the direct or indirect benefit of a Holder or the immediate family of a Holder, (c) if a Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (d) any officer, director, general partner, limited partner, shareholder, member or owner of similar equity interests in a Holder or (e) any affiliate of a Holder or the immediate family of such affiliate.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“Piggyback Notice” shall have the meaning given in subsection 2.2.1 of this Agreement.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1 of this Agreement.

“Private Placement Warrants” shall mean the redeemable warrants that were exchanged for Sponsor’s private placement warrants in connection with the Closing, entitling the holder thereof to purchase Class A Common Stock.

“Pro Rata” shall have the meaning given in subsection 2.1.6 of this Agreement.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Private Placement Warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (b) any outstanding shares of Class A Common Stock (including the shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement, (c) any shares of Class A Common Stock issued or issuable upon exchange of Class C OpCo Units and Class C Common Stock issued to a Holder under the Business Combination Agreement, including any shares of Class A Common Stock issued or issuable upon exchange of any Earn Out Equity held or acquired by a Holder, (d) any shares of Class A Common Stock issued to any Holders in connection with the Business Combination, (e) any shares of Class A Common Stock issued or to be issued to the Sponsor in payment of the Promissory Note issued to Sponsor dated February 15, 2023 and (f) any other equity security of the Company issued or issuable with respect to any Registrable Security by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred to a Person who is not entitled to the registration and other rights hereunder, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) such securities may be sold without registration pursuant to Rule 144 and Rule 145 (as applicable) promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations).

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and any such registration statement having been declared effective by, or become effective pursuant to the rules promulgated by, the Commission.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and any national securities exchange on which the shares of Class A Common Stock is then listed);

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration or Underwritten Offering;

(F) the fees and expenses incurred in connection with the listing of any Registrable Securities on each national securities exchange on which the shares of Class A Common Stock is then listed;

(G) the fees and expenses incurred by the Company in connection with any Underwritten Offerings or other offering involving an Underwriter; and

(H) reasonable fees and expenses of one (1) legal counsel selected jointly by the majority in interest of Registrable Securities held by the Demanding Holders (other than Registered Securities held by Cottonmouth or a Permitted Transferee of Cottonmouth) initiating an Underwritten Demand, the Requesting Holders participating in an Underwritten Offering and the Holders participating in a Piggyback Registration, as applicable, and one (1) additional legal counsel selected by Cottonmouth or any Permitted Transferee of Cottonmouth to the extent Cottonmouth or such Permitted Transferee is a Demanding Holder or Requesting Holder with respect to such Underwritten Offering or Piggyback Registration.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.5 of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Registration Statement” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Sponsor” shall have the meaning given in the Preamble.

“Subscription Agreements” shall mean the several subscription agreements entered into by the Company, each dated as of or following the date of the Business Combination Agreement but prior to the Closing, providing for the issuance to certain investors of Class A Common Stock in connection with the consummation of the transactions contemplated by the Business Combination Agreement.

“Subsequent Shelf Registration Statement” shall have the meaning given in subsection 2.1.3 of this Agreement.

“Suspension Period” shall have the meaning given in Section 2.4 of this Agreement.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal or as broker, placement agent or sales agent pursuant to a Registration and not as part of such dealer’s market-making activities.

“Underwritten Demand” shall have the meaning given in subsection 2.1.5 of this Agreement.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

Article II

REGISTRATIONS

2.1 Registration.

2.1.1 Shelf Registration. The Company agrees that, within thirty (30) calendar days after the consummation of the Business Combination, the Company will use its commercially reasonable efforts to file with the Commission (at the Company’s sole cost and expense) a Shelf Registration Statement registering the resale or other disposition of the Registrable Securities, which Shelf Registration Statement may include shares of Class A Common Stock that may be issuable upon exercise of outstanding warrants, or shares that may have been purchased in any private placement that was consummated at the same time as the Closing. The Shelf Registration Statement shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder. The Company shall maintain the Shelf Registration Statement in accordance with the terms of this Agreement, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Shelf Registration Statement on Form S-1, the Company shall use its commercially reasonable efforts to convert the Shelf Registration Statement on Form S-1 (and any Subsequent Shelf Registration Statement) to a Shelf Registration Statement on Form S-3 as soon as practicable after the Company is eligible to use Form S-3.

2.1.2 Effective Registration. The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective by the Commission as soon as reasonably practicable after the initial filing of the Registration Statement. Subject to the limitations contained in this Agreement, the Company shall effect any Shelf Registration Statement on such appropriate registration form of the Commission (a) as shall be selected by the Company and (b) as shall permit the resale or other disposition of the Registrable Securities by the Holders. If at any time a Registration Statement filed with the Commission pursuant to subsection 2.1.1 is effective and a Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company will use its commercially reasonable efforts to amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place in accordance with the terms of this Agreement.

2.1.3 Subsequent Shelf Registration. If any Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Registration Statement to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Registration Statement or file an additional Registration Statement as a Shelf Registration Statement (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities from time to time (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be a Registration Statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this subsection 2.1.3, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.4 Additional Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of such Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered, at the Company’s option, by any then available Registration Statement (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Registration Statement or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Holders; provided, further, that the initial registration pursuant to this subsection 2.1.4 of Cottonmouth or its Permitted Transferee’s Registrable Securities following the date of this Agreement shall not count towards the limitation set forth in the preceding proviso.

2.1.5 Underwritten Offering. Subject to the provisions of subsection 2.1.6, Section 2.4 and Section 3.4 of this Agreement, a Holder or group of Holders (any of Holder or group of Holders being in such case, a “Demanding Holder”) may make a written demand for an Underwritten Offering pursuant to a Registration Statement filed with the Commission in accordance with subsection 2.1.1 of this Agreement (an “Underwritten Demand”); provided, that the Company shall only be obligated to effect an Underwritten Offering if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, fifty million dollars ($50,000,000) (or, solely to the extent Cottonmouth or any of its Permitted Transferees is such a Demanding Holder, twenty million dollars ($20,000,000)) (the “Minimum Underwritten Offering Threshold”). The Demanding Holder shall have the responsibility to engage an Underwriter(s); provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld, and the Company shall have no responsibility for engaging any Underwriter(s) for an Underwritten Offering. The Company shall, within five (5) business days of the Company’s receipt of the Underwritten Demand, notify, in writing (such notice, the “Demand Notice”), all other Holders of such demand, and each Holder who thereafter requests to include all or a portion of such Holder’s Registrable Securities in such Underwritten Offering pursuant to such Underwritten Demand (each such Holder, a “Requesting Holder”) shall so notify the Company, in writing, within two (2) days (one (1) day if such offering is an overnight or bought Underwritten Offering) after the receipt by such Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s), such Requesting Holder(s) shall be entitled to have their Registrable Securities included in such Underwritten Offering pursuant to such Underwritten Demand. In such event, the right of any Holder or Requesting Holder to register pursuant to this subsection 2.1.5 shall be conditioned upon such Holder’s or Requesting Holder’s participation in such underwriting and the inclusion of such Holder’s or Requesting Holder’s Registrable Securities in the underwriting to the extent provided herein. All such Holders or Requesting Holders proposing to distribute their Registrable Securities through such Underwritten Offering under this subsection 2.1.5 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Demanding Holders initiating such Underwritten Offering. Notwithstanding the foregoing, the Company is not obligated to effect more than one (1) Underwritten Offering demanded by the Sponsor, an aggregate of four (4) Underwritten Offerings demanded by Bluescape Holdings and an aggregate of four (4) Underwritten Offerings demanded by Cottonmouth pursuant to this subsection 2.1.5, and is not obligated to effect an Underwritten Offering pursuant to this subsection 2.1.5 within ninety (90) days after the closing of an Underwritten Offering, Block Trade or Other Coordinated Offering.

2.1.6 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering, pursuant to an Underwritten Demand, in good faith, advises or advise the Company, the Demanding Holders, the Requesting Holders and other persons or entities holding Registrable Securities or other equity securities of the Company that were requested to be included in such Underwritten Offering, taken together with all other shares of Class A Common Stock or other securities which the Company desires to sell and the shares of Class A Common Stock or other securities, if any, as to which registration has been requested pursuant to written contractual piggyback registration rights held by other equity holders of the Company who desire to sell (if any) that the dollar amount or number of Registrable Securities or other equity securities of the Company requested to be included in such Underwritten Offering exceeds the maximum dollar amount or maximum number of equity securities of the Company that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (a) first, the Registrable Securities of the Demanding Holders (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Offering, regardless of the number of shares held by each such person and the aggregate number of Registrable Securities that the Demanding Holders have requested be included in such Underwritten Offering (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Registrable Securities of the Requesting Holders, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the shares of Class A Common Stock or other equity securities of the Company that the Company desires to sell and that can be sold without exceeding the Maximum Number of Securities; and (d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b) and (c), the shares of Class A Common Stock or other equity securities of the Company held by other persons or entities that the Company is obligated to include pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities.

2.1.7 Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Offering, a majority-in-interest of the Demanding Holders initiating an Underwritten Offering pursuant to subsection 2.1.5 of this Agreement shall have the right to withdraw from such Underwritten Offering for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Offering; provided that a Holder or group of Holders may elect to have the Company continue an Underwritten Offering if the Minimum Underwritten Offering Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Offering by such Holder(s). If withdrawn, a demand for an Underwritten Offering shall constitute a demand for an Underwritten Offering by the withdrawing Demanding Holder for purposes of subsection 2.1.6, unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Offering or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Offering (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Offering); provided that, if a Holder or group of Holders elects to continue an Underwritten Offering pursuant to the proviso in the immediately preceding sentence, such Underwritten Offering shall instead count as an Underwritten Offering demanded by such Holder(s), for purposes of subsection 2.1.6. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Demand prior to its withdrawal under this subsection 2.1.7, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this subsection 2.1.7.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. Subject to the provisions of subsection 2.2.2 and Section 2.4 hereof, if, at any time the Company proposes to consummate an Underwritten Offering for its own account or for the account of stockholders of the Company, then the Company shall give written notice of such proposed action to all of the Holders as soon as practicable (the “Piggyback Notice”), which notice shall (a) describe the amount and type of securities to be included, the intended method(s) of distribution and the name of the proposed managing Underwriter or Underwriters, if any, and (b) offer to all of the Holders the opportunity to include such number of Registrable Securities as such Holders may request in writing within two (2) days (one (1) day if such offering is an overnight or bought Underwritten Offering), in each case after receipt of such written notice (such Registration, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Piggyback Registration and to permit the resale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to include Registrable Securities in an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of equity securities of the Company that the Company desires to sell, taken together with (i) the shares of equity securities of the Company, if any, as to which the Underwritten Offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which a Piggyback Registration has been requested pursuant to Section 2.2 of this Agreement and (iii) the shares of equity securities of the Company, if any, as to which inclusion in the Underwritten Offering has been requested pursuant to separate written contractual piggyback registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Underwritten Offering is undertaken for the Company’s account, the Company shall include in any such Underwritten Offering (A) first, the shares of Class A Common Stock or other equity securities of the Company that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders requesting a Piggyback Registration pursuant to subsection 2.2.1 of this Agreement, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Class A Common Stock or other equity securities of the Company, if any, as to which inclusion in the Underwritten Offering has been requested pursuant to written contractual piggyback registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Underwritten Offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Underwritten Offering (A) first, the shares of Class A Common Stock or other equity securities of the Company, if any, of such requesting persons or entities, other than the Holders, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders requesting a Piggyback Registration pursuant to subsection 2.2.1 of this Agreement, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Class A Common Stock or other equity securities of the Company that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Class A Common Stock or other equity securities of the Company for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities; or

(c) If the Underwritten Offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in subsection 2.1.6.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Offering, and related obligations, shall be governed by subsection 2.1.7) shall have the right to withdraw from a Piggyback Registration upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the commencement of the Underwritten Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3. The Company (whether on its own good faith determination or as a result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw an Underwritten Offering undertaken for the Company’s account at any time prior to the effectiveness of such Registration Statement. Each Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Registration at any time prior to the execution of an underwriting agreement with respect thereto by giving an Opt-Out Notice to the Company requesting that such Holder not receive notice from the Company of any proposed Piggyback Registration; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not, and shall not be required to, deliver any notice to such Holder pursuant to Section 2.2 and such Holder shall no longer be entitled to participate in any Piggyback Registration.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to subsection 2.1.7, any Piggyback Registration or Underwritten Offering effected pursuant to Section 2.2 of this Agreement shall not be counted as an Underwritten Offering pursuant to an Underwritten Demand effected under Section 2.1 of this Agreement.

2.3 Block Trades; Other Coordinated Offerings.

2.3.1 Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Registration Statement is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”) or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”), in each case, with a total offering price reasonably expected to exceed, in the aggregate, either (i) $25 million (or, solely to the extent Cottonmouth or any of its Permitted Transferees is such a Demanding Holder, $10,000,000) or (iii) all remaining Registrable Securities held by the Demanding Holder, then if such Demanding Holder requires any assistance from the Company pursuant to this Section 2.3, such Demanding Holder shall notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters or brokers, sales agents or placement agents (each, a “Financial Counterparty”) prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.3.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a written notification to the Company, the Underwriter or Underwriters (if any) and Financial Counterparty (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this subsection 2.3.2.

2.3.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to Section 2.3 of this Agreement.

2.3.4 The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and Financial Counterparty (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.3.5 Notwithstanding the foregoing, the Company is not obligated to effect more than an aggregate of two (2) Block Trades or Other Coordinated Offerings demanded by the Sponsor, an aggregate of five (5) Block Trades or Other Coordinated Offerings demanded by Bluescape Holdings and an aggregate of five (5) Block Trades or Other Coordinated Offerings demanded by Cottonmouth pursuant to this subsection 2.3.5 and is not obligated to effect a Block Trade or Other Coordinated Offerings pursuant to this subsection 2.3.5 within ninety (90) days after the closing of an Underwritten Offering, Block Trade or Other Coordinated Offering. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.3 shall not be counted as a demand for an Underwritten Offering pursuant to subsection 2.1.5 hereof. Notwithstanding the foregoing, if a Demanding Holder has used the maximum amount of Block Trades and Other Coordinated Offerings such Holder is entitled to under this Section 2.3.5 at a time in which it is entitled to demand an Underwritten Offering under Section 2.1.5, such Demanding Holder shall be entitled to demand the Company effect a Block Trade or Other Coordinated Offering in accordance with Section 2.3 in lieu of an Underwritten Offering (which, for the avoidance of doubt, shall count towards the aggregate amount of Underwritten Offerings such Holder is entitled to demand pursuant to Section 2.1.5); provided that such Block Trade or Other Coordinated Offering shall not be within ninety (90) days of the closing of another Block Trade, Other Coordinated Offering or Underwritten Offering.

2.4 Restrictions on Registration Rights. If the Holders have requested an Underwritten Offering pursuant to an Underwritten Demand and in the good faith judgment of the Board such Underwritten Offering would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the undertaking of such Underwritten Offering at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company to undertake such Underwritten Offering in the near future and that it is therefore essential to defer the undertaking of such Underwritten Offering (any such period, a “Suspension Period”). In such event, the Company shall have the right to defer such offering for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligations in this manner more than once in any twelve (12) month period.

2.5 Opt-Out Notices. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of the proposed filing of any Underwritten Offering, Piggyback Registration, the withdrawal of any Shelf Registration Statement or Piggyback Registration or any event that would lead to a Suspension Period as contemplated by Section 2.4; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing; provided, further, that if the Company has provided a Demand Notice or a Piggyback Notice at the time a Holder revokes its Opt-Out Notice, such revocation shall not extend the respective notice periods. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder pursuant to Section 2.1, Section 2.2, Section 2.4 or Section 3.4, as applicable, and such Holder shall no longer be entitled to the rights associated with any such notice and each time prior to a Holder’s intended use of an effective Registration Statement, such Holder will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Period was previously delivered (or would have been delivered but for the provisions of this Section 2.5) and the Suspension Period remains in effect, the Company will so notify such Holder, within one (1) business day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous notice of such Suspension Period, and thereafter will provide such Holder with the related notice of the conclusion of such Suspension Period immediately upon its availability.

Article III

COMPANY PROCEDURES

3.1 General Procedures. The Company shall use its commercially reasonable efforts to effect such Registration or Underwritten Offering to permit the resale or other disposition of such Registrable Securities in accordance with the intended plan of distribution thereof (and including all manners of distribution in such Registration Statement as Holders may reasonably request in connection with the filing of such Registration Statement and as permitted by law, including distribution of Registrable Securities to a Holder’s members, securityholders or partners), and pursuant thereto the Company shall, as expeditiously as possible and to the extent applicable:

3.1.1 prepare and file with the Commission after the consummation of the Business Combination a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective in accordance with Section 2.1, including filing a replacement Registration Statement, if necessary, and remain effective until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding (such period, the “Effectiveness Period”);

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the plan of distribution provided by the Holders and as set forth in such Registration Statement or supplement to the Prospectus or are no longer outstanding;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters or Financial Counterparty, if any, and the Holders of Registrable Securities included in such Registration or Underwritten Offering or Block Trade, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus (including each preliminary Prospectus) and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or Underwritten Offering or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided that the Company will not have any obligation to provide any document pursuant to this subsection 3.1.3 that is available on the Commission’s EDGAR system;

3.1.4 prior to any Underwritten Offering of Registrable Securities, use its commercially reasonable efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement or Underwritten Offering;

3.1.7 advise each seller of such Registrable Securities, promptly after it receives notice or obtains knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 during the Effectiveness Period, furnish a conformed copy of each filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, promptly after such filing of such documents with the Commission to each seller of such Registrable Securities or its counsel; provided that the Company will not have any obligation to provide any document pursuant to this subsection 3.1.8 that is available on the Commission’s EDGAR system;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 of this Agreement;

3.1.10 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a Financial Counterparty pursuant to such Registration, permit a representative of the Holders (such representative to be selected by a majority of the Holders) and one additional representative of Cottonmouth or any of its Permitted Transferees if participating in such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, the Underwriters or other Financial Counterparty facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement or the Prospectus, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, Financial Counterparty, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives or Underwriters or Financial Counterparty agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a comfort letter from all applicable independent registered public accountants in the event of an Underwritten Offering, a Block Trade or sale by a Financial Counterparty pursuant to such Registration (subject to such Financial Counterparty providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel), in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the Financial Counterparty, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, Financial Counterparty or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to such participating Holders, Financial Counterparty or Underwriter;

3.1.13 in the event of an Underwritten Offering or a Block Trade, or an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration to which the Company has consented, to the extent reasonably requested by such Financial Counterparty in order to engage in such offering, allow the Financial Counterparty to conduct customary “underwriter’s due diligence” with respect to the Company;

3.1.14 in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the Financial Counterparty of such offering or sale;

3.1.15 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.16 with respect to an Underwritten Offering pursuant to subsection 2.1.5 use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.17 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or Financial Counterparty if such Underwriter or Financial Counterparty has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or Financial Counterparty, as applicable.

3.2 Registration Expenses. The Registration Expenses in respect of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No person or entity may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (a) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure.

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains or includes a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Registration Statement or Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Registration Statement or Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration or Underwritten Offering at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, provided, however, that the Company may not delay or suspend a Registration Statement, Prospectus or Underwritten Offering on more than two (2) occasions, for more than sixty (60) consecutive calendar days, or more than one hundred-twenty (120) total calendar days, in each case during any twelve (12)-month period. In the event the Company exercises its rights under the preceding sentences in this Section 3.4, the Holders agree to suspend, immediately upon their receipt of the notices referred to in this Section 3.4, their use of the Registration Statement or Prospectus in connection with any resale or other disposition of Registrable Securities. In addition, the Company may delay or suspend continued use of a Registration Statement or Prospectus in respect of a Registration or Underwritten Offering in order to file and make effective a post-effective amendment to such Registration Statement in connection with the filing of the Company’s Annual Report on Form 10-K. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to resell or otherwise dispose of shares of Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any customary legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.6 Company Obligations Regarding Transfers. The Company shall, or shall instruct its transfer agent to, remove the restrictive legend on any shares of Class A Common Stock covered by this Agreement if (i) such shares are sold, distributed or otherwise transferred pursuant to an effective Registration Statement under the Securities Act in accordance with the plan of distribution described therein, or (ii) such shares are being sold, assigned or otherwise transferred pursuant to Rule 144; provided that with respect to clause (ii) above, the applicable Holder has provided all documentation and evidence as may reasonably be required by the Company or its transfer agent to confirm that the legend may be removed under applicable securities laws. The Company will use its commercially reasonable efforts to assist such Holders in the facilitation of such transfers, including the delivery of instruction letters and legal opinions to the transfer agent. The Company shall cooperate with the applicable Holder to effect removal of the legend on such shares pursuant to this Section 3.6 as soon as reasonably practicable. Any fees of the Company, the transfer agent and Company counsel associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company.

Article IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, employees, advisors, agents, representatives, members and each person who controls such Holder (within the meaning of the Securities Act) (collectively, the “Holder Indemnified Persons”) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and inclusive of all reasonable attorneys’ fees arising out of the enforcement of each such persons’ rights under this Section 4.1) resulting from any Misstatement or alleged Misstatement, except insofar as the same are caused by or contained or included in any information furnished in writing to the Company by or on behalf of such Holder Indemnified Person specifically for use therein.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its officers, directors, employees, advisors, agents, representatives and each person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and inclusive of all reasonable attorneys’ fees arising out of the enforcement of each such persons’ rights under this Section 4.1) resulting from any Misstatement or alleged Misstatement, but only to the extent that the same are made in reliance on and in conformity with information relating to the Holder so furnished in writing to the Company by or on behalf of such Holder specifically for use therein. In no event shall the liability of any selling Holder hereunder be greater in amount than the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement giving rise to such indemnification obligation.

4.1.3 Any person or entity entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, not to be unreasonably withheld or delayed, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, advisor, agent, representative, member or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 of this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by a court of law by reference to, among other things, whether the Misstatement or alleged Misstatement relates to information supplied by such indemnifying party or such indemnified party and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 of this Agreement, any reasonable legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

Article V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service or sent by overnight mail via a reputable overnight carrier, in each case providing evidence of delivery or (c) transmission by facsimile or email. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third (3rd) business day following the date on which it is mailed, in the case of notices delivered by courier service, hand delivery, or overnight mail at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation, and in the case of notices delivered by facsimile or email, at such time as it is successfully transmitted to the addressee. Any notice or communication under this Agreement must be addressed, if to the Company, to 711 Louisiana St., Suite 2160, Houston, TX 77002, Attention: Ernest B. Miller, or by email at: emiller@verdecleanfuels.com; if to the Sponsor, to 518 Wellesley Drive, Houston, TX 77024, Attention: J. Russell Porter, or by email at: jrussporter@gmail.com; if to Bluescape Holdings, to Attention: Ernest B. Miller, or by email at: emiller@verdecleanfuels.com; if to Cottonmouth, to 500 West Texas, Suite 1200, Midland, Texas 79701, Attention: Kaes Van’t Hof, or by email at: JWThompson@diamondbackenergy.com with a copy to Diamondback Energy Inc, to 500 West Texas, Suite 1200, Midland, Texas 79701, Attention: Matthew Zmigrosky, or by email at: MZmigrosky@DiamondbackEnergy.com or if to any other Holder, to the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing by such Holder (including on the signature pages hereto). Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Subject to Section 5.2.4 and Section 5.2.5, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees to which it transfers Registrable Securities; provided that with respect to the initial Holders, the rights hereunder that are personal to such Holders may not be assigned or delegated in whole or in part, except that (i) each of the initial Holders shall be permitted to transfer its rights hereunder as the initial Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such Holder (it being understood that no such transfer shall reduce or multiply any rights of such Holder or such transferees), and (ii) the Sponsor shall be permitted to transfer its rights hereunder as the Sponsor to one or more affiliates or any direct or indirect partners, members or equity holders of the Sponsor, which, for the avoidance of doubt, shall include a transfer of its rights in connection with a distribution of any Registrable Securities held by Sponsor to its members (it being understood that no such transfer shall reduce or multiply any rights of the Sponsor or such transferees).

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 of this Agreement.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 5.1 of this Agreement and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS AS APPLIED TO AGREEMENTS AMONG TEXAS RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN TEXAS, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THE AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN HARRIS COUNTY IN THE STATE OF TEXAS.

5.5 Trial by Jury. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.6 Amendments and Modifications. Upon the written consent of (a) the Company and (b) the Holders of at least a majority in interest of the Registrable Securities held by the Holders at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, (i) any amendment hereto or waiver hereof that adversely affects any Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of each such Holder so affected; (ii) any amendment or waiver hereof that adversely affects the rights expressly granted to the Sponsor shall require the consent of the Sponsor; (iii) any amendment or waiver hereof that adversely affects the rights expressly granted to Bluescape Holdings shall require the consent of Bluescape Holdings; provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of Bluescape Holdings so long as Bluescape Holdings and its affiliates hold, in the aggregate, at least twenty percent (20%) of the outstanding shares of Class A Common Stock and Class C Common Stock of the Company; and (iv) any amendment or waiver hereof that adversely affects the rights expressly granted to Cottonmouth shall require the consent of Cottonmouth; provided, further, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of Cottonmouth so long as Cottonmouth and its affiliates hold, in the aggregate, at least twenty percent (20%) of the outstanding shares of Class A Common Stock and Class C Common Stock of the Company. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7 Other Registration Rights. The Company represents and warrants that no person, other than (a) a Holder, (b) the parties to the Subscription Agreements and (c) holders of the Company’s warrants pursuant to that certain Warrant Agreement, dated as of August 17, 2021, by and between the Company and Continental Stock Transfer & Trust Company, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement, including the Existing Registration Rights Agreement, or agreement with similar terms and conditions. In the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail and the Existing Registration Rights Agreement shall no longer be of any force or effect.

5.8 Term. This Agreement shall terminate, with respect to any Holder, on the date as of which such Holder ceases to hold any Registrable Securities. The provisions of Article IV shall survive any termination.

5.9 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

5.10    Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

5.11    Entire Agreement; Restatement. This Agreement hereby amends and restates the Existing Registration Rights Agreement in its entirety and constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

VERDE CLEAN FUELS, INC., a Delaware corporation

By:
Name:	Ernest B. Miller
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

CENAQ SPONSOR LLC, a Delaware limited liability company

By:
Name:	J. Russel Porter
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

BLUESCAPE CLEAN FUELS HOLDINGS, LLC, a Delaware limited liability company

By:
Name:	Ernest B. Miller
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

Cottonmouth Ventures LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT C

FORM OF AMENDMENT NO. 1 TO EQUITY PARTICIPATION RIGHT AGREEMENT

This AMENDMENT NO. 1 TO EQUITY PARTICIPATION RIGHT AGREEMENT (this “Amendment”) is entered into on January ___, 2025, by and among Verde Clean Fuels, Inc. (f/k/a CENAQ Energy Corp.) (the “Issuer”), Verde Clean Fuels OpCo, LLC (“OpCo”), and Cottonmouth Ventures LLC (“Cottonmouth”). The Issuer, OpCo and Cottonmouth are sometimes referred to herein individually as a “Party” or collectively as the “Parties”. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to such terms in the Existing Equity Participation Right Agreement (as defined below), which will remain in full force and effect as amended hereby.

RECITALS

A. The Parties entered into that certain Equity Participation Right Agreement, dated as of February 13, 2023 (as may be amended or supplemented from time to time, the “Existing Equity Participation Right Agreement”), and the Parties desire to enter into this Amendment in order to amend the Existing Equity Participation Right Agreement.

B. Pursuant to Section 10(a) of the Existing Equity Participation Right Agreement, the Parties desire to amend the Existing Equity Participation Right Agreement as set forth in this Amendment, effective as of the date hereof.

AGREEMENT

In consideration of the mutual covenants, terms, conditions, and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to the Existing Equity Participation Right Agreement. Section 4 of the Existing Equity Participation Right Agreement is hereby deleted in its entirety and replaced with the following:

“4. Reserved.”

2. Effective Date. Each of the Parties hereto acknowledges and agrees that this Amendment shall be effective as of the date hereof.

3. Approval and Consent. Each of the Parties hereto hereby approves and consents to this Amendment.

4. Other Provisions. Except as expressly modified by this Amendment, all of the provisions of the Existing Equity Participation Right Agreement will remain in full force and effect and is hereby ratified and confirmed.

5. Effect of Amendment. Except as expressly modified by this Amendment, all of the provisions of the Existing Equity Participation Right Agreement are equally applicable to this Amendment.

6. Counterparts. This Amendment may be executed and delivered (including by facsimile or email transmission) in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same instrument.

[The remainder of this page is intentionally left blank; the next page is the signature page.]

In WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized representatives on and as of the date hereof.

COTTONMOUTH VENTURES LLC

By:
Name:	Kaes Van’t Hof
Title:	President

Address for Notices:

Cottonmouth Ventures LLC
500 West Texas, Suite 1200
Midland, Texas 79701
Attn: Kaes Van’t Hof

Copy to:

Diamondback Energy Inc.
500 West Texas, Suite 1200
Midland, Texas 79701
Attn: Matthew Zmigrosky

Amendment No. 1 to Equity Participation Right Agreement Signature Page

C-2

VERDE CLEAN FUELS, INC.

By:
Name:	Ernest B. Miller
Title:	Chief Executive Officer

VERDE CLEAN FUELS OPCO, LLC

By:
Name:	Ernest B. Miller
Title:	Chief Executive Officer

Address for Notices (Applicable for both Issuer and OpCo):

Verde Clean Fuels, Inc.
711 Louisiana Street, Suite 2160
Houston, Texas 77002
Attn: Ernie Miller

Copy to:

Bluescape Energy Partners
300 Crescent Court, Suite 1860
Dallas, Texas 75201
Attn: Jonathan Siegler

Amendment No. 1 to Equity Participation Right Agreement Signature Page

C-3

EXHIBIT D

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of February ___, 2023 by and between Verde Clean Fuels, Inc. (formerly known as CENAQ Energy Corp.), a Delaware corporation (the “Company”), and the individual identified as the Indemnitee on the signature page hereto.

RECITALS:

WHEREAS, directors, officers and other persons in service to corporations or business enterprises are subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself;

WHEREAS, highly competent persons have become more reluctant to serve as directors, officers or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, (i) the Amended and Restated Bylaws of the Company (as may be amended and/or restated, the “Bylaws”) require indemnification of the officers and directors of the Company (ii) Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”) and (iii) the Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and the Fourth Amended and Restated Certificate of Incorporation of the Company (as may be amended and/or restated, the “Certificate of Incorporation”) and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, (i) Indemnitee does not regard the protection available under the Bylaws and insurance as adequate in the present circumstances, (ii) Indemnitee may not be willing to serve or continue to serve as a director or officer of the Company without adequate protection, (iii) the Company desires Indemnitee to serve in such capacity, and (iv) Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein and the Indemnitee’s agreement to provide services to the Company, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions.

(a)	As used in this Agreement:

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.

“Corporate Status” describes the status of a person who is or was a director, officer, trustee, partner, general partner, manager, managing member, employee, agent or fiduciary of (i) the Company or (ii) any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other Enterprise which such person is or was serving at the request of the Company.

“Delaware Court” shall mean the Chancery Court of the State of Delaware.

“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, general partner, manager, managing member, employee, trustee, agent or fiduciary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expenses” shall mean all reasonable costs, expenses, fees and charges of any type or nature whatsoever, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding, including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. Expenses also shall include, without limitation, (i) Expenses incurred in connection with any appeal resulting from, incurred by Indemnitee in connection with, arising out of, or in respect of or relating to, any Proceeding, including, without limitation, the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) for purposes of Section 12(d) hereof only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and (iv) any interest, assessments or other charges in respect of the foregoing. “Expenses” shall not include “Liabilities.”

“Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any Enterprise or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Expense is incurred for which indemnification can be provided under this Agreement).

“Indemnity Obligations” shall mean all obligations of the Company to Indemnitee under this Agreement, including the Company’s obligations to provide indemnification to Indemnitee and advance Expenses to Indemnitee under this Agreement.

“Independent Counsel” shall mean a law firm of national reputation in the United States, or a partner or member of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder; provided, however, that the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Liabilities” shall mean all claims, liabilities, damages, losses, judgments, orders, fines, penalties and other amounts payable in connection with, arising out of, or in respect of or relating to any Proceeding, including, without limitation, amounts paid in settlement in any Proceeding and all costs and expenses in complying with any judgment, order or decree issued or entered in connection with any Proceeding or any settlement agreement, stipulation or consent decree entered into or issued in settlement of any Proceeding.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, governmental agency or body or any other legal entity.

“Proceeding” shall mean any threatened, pending or completed action, claim, suit, arbitration, mediation, alternate dispute resolution mechanism, formal or informal hearing, inquiry or investigation, litigation, inquiry, administrative hearing or any other actual, threatened or completed judicial, administrative or arbitration proceeding (including, without limitation, any such proceeding under the Securities Act of 1933, as amended, or the Exchange Act or any other federal law, state law, statute or regulation), whether brought in the right of the Company or otherwise, and whether of a civil, criminal, administrative or investigative nature, in each case, in which Indemnitee was, is or will be, or is threatened to be, involved as a party, potential party, witness (including as a non-party witness) or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any actual or alleged action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or inaction) on Indemnitee’s part while acting as director or officer of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, employee, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, non-profit entity or other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement can be provided under this Agreement.

“Sponsor Entities” means Bluescape Clean Fuels Holdings, LLC and any of its respective Affiliates; provided, however, that neither the Company nor any of its subsidiaries shall be considered Sponsor Entities hereunder.

(b)	For the purpose hereof, references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, fiduciary, or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 2. Indemnity in Third-Party Proceedings. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities and Expenses suffered or reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding (other than any Proceeding brought by or in the right of the Company to procure a judgment in its favor, which is provided for in Section 3 below), or any claim, issue or matter therein.

Section 3. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted by applicable law, from and against all Liabilities actually suffered and Expenses actually and reasonably paid or incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding brought by or in the right of the Company to procure a judgment in its favor, or any claim, issue or matter therein. No indemnification for Expenses shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court (as hereafter defined) or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of Liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification. However, in the event that Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 3 shall be repaid. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

Section 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, and without limiting the rights of Indemnitee under any other provision hereof, including any rights to indemnification pursuant to Sections 2 or 3 hereof, to the fullest extent permitted by applicable law, to the extent that Indemnitee is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved Proceeding, claim, issue or matter. For purposes of this Section 4 and without limitation, the termination of any Proceeding or claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 5. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or otherwise a participant, including by a request to respond to discovery requests, receipt of a subpoena or similar demand for documents or testimony, in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, Indemnitee shall be indemnified against all Expenses suffered or reasonably incurred (or, in the case of retainers, reasonably expected to be incurred) by Indemnitee or on Indemnitee’s behalf in connection therewith.

Section 6. Additional Indemnification. Notwithstanding any limitation in Sections 2, 3 or 4 hereof, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of Indemnitee’s Corporate Status against all Liabilities and Expenses suffered or reasonably incurred (and, in the case of retainers, reasonably expected to be incurred) by Indemnitee in connection with such Proceeding. For purposes of this Section 6, “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(a)	the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

(b)	the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

Section 7. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to indemnify or hold harmless Indemnitee, or, in the case of (a) and (c), to advance Expenses to Indemnitee:

(a)	for which payment has actually been made to or on behalf of Indemnitee under any insurance policy obtained by the Company, the Bylaws, the Certificate of Incorporation, any other indemnity provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder, except with respect to any excess beyond the amount paid under such insurance policy or such other indemnity provision;

(b)	for disgorgement of profits arising from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

(c)	except as provided in Section 12(d) of this Agreement, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee or, if Indemnitee was nominated or designated to the Board by one of more of the Sponsor Entities, such Sponsor Entity, against the Company or its directors, officers, employees or other indemnitees and not by way of defense, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iii) such Proceeding is being brought by Indemnitee to assert, interpret or enforce Indemnitee’s rights under this Agreement (for the avoidance of doubt, Indemnitee shall not be deemed, for purposes of this subsection, to have initiated or brought any claim by reason of (A) having asserted any affirmative defenses in connection with a claim not initiated by Indemnitee or (B) having made any counterclaim (whether permissive or mandatory) in connection with any claim not initiated by Indemnitee);

(d)	if a final decision by a court having jurisdiction in the matter that is not subject to appeal shall determine that such indemnification is prohibited by applicable law or otherwise not lawful; for any amounts paid in settlement of any threatened or pending claim related to an Indemnifiable Event effected without the Company’s prior written consent, which shall not be unreasonably withheld; or

(e)	for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

Section 8. Advancement. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the extent not prohibited by applicable law, the Expenses actually and reasonably paid or incurred by Indemnitee in connection with (i) any Proceeding (or any part of any Proceeding) arising out of an Indemnifiable Event not initiated by Indemnitee or, if Indemnitee was nominated or designated to the Board by one of more of the Sponsor Entities, such Sponsor Entity, or (ii) any Proceeding (or any part of any Proceeding) arising out of an Indemnifiable Event initiated by Indemnitee or, if Indemnitee was nominated or designated to the Board by one of more of the Sponsor Entities, such Sponsor Entity, with the prior approval of the Board as provided in Section 7(c). Without limiting the generality or effect of the foregoing, within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all Expenses reasonably incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay any amounts paid, advanced or reimbursed by the Company for such Expenses to the extent that it is ultimately determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified by the Company. Nothing in this Section 8 shall limit Indemnitee’s right to advancement pursuant to Section 12(d) of this Agreement. This Section 8 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Sections 7(a) or (c) hereof.

Section 9. Procedure for Notification and Defense of Claim.

(a)	Indemnitee shall promptly notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement hereunder following the receipt by Indemnitee of written notice thereof (the date of such notification, the “Submission Date”). The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding, including any appeal therein. Any delay or failure by Indemnitee to timely notify the Company hereunder will not relieve the Company from any Liability which it may have to Indemnitee hereunder or otherwise than under this Agreement unless such failure materially prejudices the Company, and any delay or failure in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)	The Company shall be entitled to participate in the defense of any Proceeding relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Proceeding, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Proceeding) and all Expenses related to such separate counsel shall be borne by the Company. Notwithstanding either party’s assumption of responsibility for defense of a Proceeding, each party shall have the right to engage separate counsel at its own expense. If the Company has responsibility for defense of a Proceeding, the Company shall provide the Indemnitee and its counsel with all copies of pleadings and material correspondence relating to the Proceeding. Indemnitee and the Company shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification is sought hereunder, regardless of whether the Company or Indemnitee assumes the defense thereof. Indemnitee may not settle or compromise any Proceeding without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. The Company may not settle or compromise any Proceeding without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

Section 10. Procedure Upon Application for Indemnification.

(a)	In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with this Agreement. Upon written request by Indemnitee for indemnification pursuant to Section 9(a) hereof, if any determination by the Company is required by applicable law with respect to Indemnitee’s entitlement thereto, such determination shall be made (i) if Indemnitee shall request such determination be made by Independent Counsel, by Independent Counsel, and (ii) in all other circumstances, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) if so directed by the Board, by the stockholders of the Company holding a majority of the securities of the Company entitled to vote; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the Person or Persons making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person or Persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses incurred by Indemnitee in so cooperating with the Person or Persons making such determination shall, to the fullest extent permitted by law, be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company will not deny any written request for indemnification hereunder made in good faith by Indemnitee unless a determination as to Indemnitee’s entitlement to such indemnification described in this Section 10(a) has been made. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Liabilities and Expenses arising out of or relating to this Agreement or its engagement pursuant hereto.

(b)	In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(a) hereof, (i) the Independent Counsel shall be selected by the Company within ten (10) days of the Submission Date (the cost of such Independent Counsel to be paid by the Company), (ii) the Company shall give written notice to Indemnitee advising it of the identity of the Independent Counsel so selected and (iii) Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection. Such objection by Indemnitee may be asserted only on the ground that the Independent Counsel selected does not meet the requirements of “Independent Counsel” as defined in this Agreement. If such written objection is made and substantiated, the Independent Counsel selected shall not serve as Independent Counsel unless and until Indemnitee withdraws the objection or a court has determined that such objection is without merit. Absent a timely objection, the Person so selected shall act as Independent Counsel. If no Independent Counsel shall have been selected and not objected to before the later of (A) thirty (30) days after the Submission Date and (B) ten (10) days after the final disposition of the Proceeding, including any appeal therein, each of the Company and Indemnitee shall select a law firm or member of a law firm meeting the qualifications to serve as Independent Counsel, and such law firms or members of law firms shall select the Independent Counsel.

Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 12(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 11. Presumptions, Defenses and Effect of Certain Proceedings.

(a)	Indemnitee’s Entitlement to Indemnification. In making a determination with respect to entitlement to indemnification hereunder, the Person or Persons making such determination shall, to the fullest extent not prohibited by applicable law, presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by applicable law, have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)	Subject to Section 12(e) hereof, if the Person or Persons empowered or selected under Section 10 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefore, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by applicable law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the determination is to be made by Independent Counsel and Indemnitee objects to the Company’s selection of Independent Counsel and the Independent Counsel ultimately selected requires such additional time for the obtaining or evaluating of documentation or information relating thereto; provided further, however, that such 60-day period may also be extended for a reasonable time, not to exceed an additional sixty (60) days, if the determination of entitlement to indemnification is to be made by the stockholders of the Company.

(c)	No Other Presumptions. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)	Reliance as Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information, opinions, reports or statements supplied to Indemnitee by the directors, managers, officers or employees of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its board, any committee of the board or any director, trustee, general partner, manager, or managing member, or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise, its board, any committee of the board or any director, trustee, general partner, manager, or managing member. The provisions of this Section 11(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)	Actions of Others. The knowledge or actions, or failure to act, of any director, officer, agent, employee, or other representative of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 12. Remedies of Indemnitee.

(a)	Subject to Section 12(d) hereof, in the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement is not timely made pursuant to Section 8 of this Agreement, (iii) no determination of entitlement to indemnification shall have been timely made pursuant to Section 10(a) of this Agreement within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 4 or 5 or the third to the last sentence of Section 10(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Sections 2, 3 or 6 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other Person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by a court of Indemnitee’s entitlement to such indemnification or advancement. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)	In the event that a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 12 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 12 the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c)	If a determination shall have been made pursuant to Section 10(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent a prohibition of such indemnification under applicable law.

(d)	The Company shall, to the fullest extent not prohibited by applicable law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. It is the intent of the Company that Indemnitee not be required to incur Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by applicable law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or the Bylaws, or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be.

(e)	Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein; provided that, in absence of any such determination with respect to such Proceeding, the Company shall advance Expenses with respect to such Proceeding.

Section 13. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)	The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. The Company shall not adopt any amendment or alteration to, or repeal of, the Certificate of Incorporation or the Bylaws, the effect of which would be to deny, diminish or encumber the Indemnitee’s rights to indemnification pursuant to this Agreement, the Certificate of Incorporation, the Bylaws or applicable law relative to such rights prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change as of the effective date of this Agreement, to the fullest extent permitted by applicable law. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)	The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement and insurance provided by one or more Persons with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity). The Company hereby acknowledges and agrees that (i) the Company shall be the indemnitor of first resort with respect to any Proceeding, Expense, Liability or matter that is the subject of the Indemnity Obligations, (ii) the Company shall be primarily liable for all Indemnity Obligations and any indemnification afforded to Indemnitee in respect of any Proceeding, Expense, Liability or matter that is the subject of Indemnity Obligations, whether created by applicable law, organizational or constituent documents, contract (including this Agreement) or otherwise, (iii) any obligation of any other Persons with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) to indemnify Indemnitee or advance Expenses or Liabilities to Indemnitee in respect of any Proceeding shall be secondary to the obligations of the Company hereunder, (iv) the Company shall be required to indemnify Indemnitee and advance Expenses or Liabilities to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) or insurer of any such Person and (v) the Company irrevocably waives, relinquishes and releases any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Company hereunder. In the event any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) or their insurers advances or extinguishes any liability or loss which is the subject of any Indemnity Obligation owed by the Company or payable under any Company insurance policy, the payor shall have a right of subrogation against the Company or its insurer or insurers for all amounts so paid which would otherwise be payable by the Company or its insurer or insurers under this Agreement. In no event will payment of an Indemnity Obligation by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) or their insurers affect the obligations of the Company hereunder or shift primary liability for any Indemnity Obligation to any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity). Any indemnification, insurance or advancement provided by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) with respect to any liability arising as a result of Indemnitee’s Corporate Status or capacity as an officer or director of any Person is specifically in excess over any Indemnity Obligation of the Company or any valid and collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company under this Agreement.

(c)	The Company shall maintain an insurance policy or policies providing liability insurance providing reasonable and customary coverage as compared with similarly situated companies (as determined by the Board in its discretion) for directors, officers, employees, trustees, or agents of any Enterprise, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, trustee or agent under such policy or policies and such policies shall provide for and recognize that the insurance policies are primary to any rights to indemnification, advancement or insurance proceeds to which Indemnitee may be entitled from one or more Persons with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity) to the same extent as the Company’s indemnification and advancement obligations set forth in this Agreement. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d)	In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, including rights of indemnification provided to Indemnitee from any other person or entity with whom Indemnitee may be associated; provided, however, that the Company shall not be subrogated to the extent of any such payment of all rights of recovery of Indemnitee with respect to any Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entity). Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

(e)	The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee.

Section 14. Duration of Agreement. This Agreement shall continue until and terminate upon the latest of: (i) ten (10) years after the date that Indemnitee shall have ceased to serve as director, officer, employee or agent of the Company or any other Enterprise and (ii) one (1) year after the date of final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any proceeding, including any appeal, commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto.

Section 15. Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators. The Company shall require and cause any successor (and any direct or indirect parent of any successor, whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 16. Services to the Company; Not Employment Contract. Indemnitee agrees to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is no longer serving in such capacity. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any other Enterprise) and Indemnitee. Indemnitee specifically acknowledges that Indemnitee’s employment with or service to the Company (or any of its subsidiaries or any other Enterprise), if any, is at will, and Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment contract between Indemnitee and the Company (or any of its subsidiaries or any other Enterprise), other applicable formal severance policies duly adopted by the Board, or, with respect to service as a director of the Company, by the Certificate of Incorporation, the Bylaws or the DGCL.

Section 17. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 18. Enforcement.

(a)	The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company or as a director, officer, trustee, partner, managing member, employee, agent or fiduciary of the Enterprise, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company or as a director, officer, trustee, partner, managing member, employee, agent or fiduciary of the Enterprise.

(b)	This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and applicable law, and shall not be deemed a substitute therefore, nor diminish or abrogate any rights of Indemnitee thereunder.

Section 19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision of this Agreement, nor shall any waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

Section 20. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(i)	If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(ii)	If to the Company to:

Verde Clean Fuels, Inc.

600 Travis Street, Suite 5050

Houston, TX 77002

Attention: Board of Directors

or to any other address as may have been furnished to Indemnitee by the Company.

Notice of change of address shall be effective only when given in accordance with this Section 20.

Section 21. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Liabilities or for Expenses, in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and transaction(s) giving cause to such Proceeding; and (b) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and transaction(s).

Section 22. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 12(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) consent to service of process at the address set forth in Section 20 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 24. Third-Party Beneficiaries. The Sponsor Entities are intended third-party beneficiaries of this Agreement and shall have all of the rights afforded to Indemnitee under this Agreement.

Section 25. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

VERDE CLEAN FUELS, INC.	INDEMNITEE

By:	By:
Name:	Name:
Title:	Title:
Address: